Exhibit 2.1

SECURITIES PURCHASE AGREEMENT

among

NATURAL GAS SERVICES GROUP, INC.,
a Colorado corporation,
as the Buyer,

each of the parties listed on the signature pages hereto as a Seller,

FLATROCK COMPRESSION HOLDINGS LLC, a Delaware limited liability company, as the Company,

and

Mule Deer Sky LLC,
a Texas limited liability company,
as the Sellers Representative

Dated as of June 12, 2026

Exhibit 2.1

TABLE OF CONTENTS
Page

Article I DEFINITIONS. 1
Section 1.1 Certain Defined Terms.                             1
Section 1.2 Table of Definitions.                             12
Article II PURCHASE AND SALE.                                     13
Section 2.1 Purchase and Sale of the Equity Interests.                 13
Section 2.2 Closing.                                     14
Section 2.3 Closing Estimates.                                 16
Section 2.4 Post-Closing Adjustment of Purchase Price.                 17
Section 2.5 Purchase Price Allocation.                         20
Section 2.6 Sellers Representative.                             21
Section 2.7 Withholding.                                 23
Article III REPRESENTATIONS AND WARRANTIES OF THE SELLERS.             23
Section 3.1 Organization and Qualification.                         23
Section 3.2 Authority.                                     23
Section 3.3 No Conflict; Required Filings and Consents.                 24
Section 3.4 Equity Interests.                                 24
Section 3.5 Acquisition of Buyer Common Shares.                     24
Article IV REPRESENTATIONS AND WARRANTIES OF THE Company.             25
Section 4.1 Organization and Qualification.                         25
Section 4.2 Authority.                                     25
Section 4.3 No Conflict; Required Filings and Consents.                 26
Section 4.4 Capitalization.                                 27
Section 4.5 Equity Interests.                                 28
Section 4.6 Financial Statements; No Undisclosed Liabilities.             28
Section 4.7 Absence of Certain Changes or Events.                     29
Section 4.8 Compliance with Law; Permits.                         31
Section 4.9 Litigation.                                     32
Section 4.10 Employee Benefit Plans.                             32
Section 4.11 Labor and Employment Matters.                         34
Section 4.12 Title to, Sufficiency and Condition of Assets.                 36
Section 4.13 Real Property.                                 37
Section 4.14 Intellectual Property and Information Technology.             39
Section 4.15 Taxes.                                     42
Section 4.16 Environmental Matters.                             46
Section 4.17 Material Contracts.                                 48
Section 4.18 Affiliate Interests and Transactions.                     50
Section 4.19 Insurance.                                     51
Section 4.20 Data Privacy and Cybersecurity.                         51
Section 4.21 Customers and Suppliers.                             52
Section 4.22 Inventories.                                     53
Section 4.23 Accounts Receivable.                             53
Section 4.24 Bank Accounts; Powers of Attorney.                     53
Section 4.25 Brokers.                                     53
Section 4.26 No Other Representations or Warranties.                     54
Article V REPRESENTATIONS AND WARRANTIES OF THE BUYER..             54
Section 5.1 Organization.                                 54
Section 5.2 Authority.                                     54
Section 5.3 No Conflict; Required Filings and Consents.                 54
Section 5.4 Financing.                                     55

Exhibit 2.1

Section 5.5 Capitalization.                                 55
Section 5.6 Listing Exchange.                                 56
Section 5.7 Issuance of the Buyer Common Shares.                     56
Section 5.8 Brokers.                                     56
Section 5.9 Investment Intent                                 56
Section 5.10 Reports.                                     56
Section 5.11 Internal Controls.                                 57
Section 5.12 No Other Representations or Warranties.                     57
Article VI COVENANTS.                                         58
Section 6.1 Waiver and Release.                             58
Section 6.2 [Intentionally Omitted]                             58
Section 6.3 Confidentiality.                                 58
Section 6.4 Further Assurances.                             59
Section 6.5 Public Announcements.                             59
Section 6.6 Books and Records.                             59
Section 6.7 Indemnification and Insurance.                         60
Section 6.8 Facilitation of Sales Pursuant to Rule 144.                 60
Article VII TAX MATTERS.                                     61
Section 7.1 Tax Returns.                                 61
Section 7.2 Cooperation.                                 61
Section 7.3 Transfer Taxes.                                 61
Section 7.4 Pre-Closing Period Proration.                         62
Section 7.5 Intended Tax Treatment                             62
Article VIII GENERAL PROVISIONS.                                 62
Section 8.1 Non-Survival of Representations and Warranties and Certain Covenants. 62
Section 8.2 Fees and Expenses.                             63
Section 8.3 Amendment and Modification.                         63
Section 8.4 Waiver                                     63
Section 8.5 Notices.                                     63
Section 8.6 Interpretation.                                 65
Section 8.7 Entire Agreement                                 65
Section 8.8 No Third-Party Beneficiaries.                         65
Section 8.9 Governing Law.                                 65
Section 8.10 Submission to Jurisdiction.                         66
Section 8.11 Assignment; Successors.                             66
Section 8.12 Enforcement                                 66
Section 8.13 Currency.                                     67
Section 8.14 Severability.                                 67
Section 8.15 Waiver of Jury Trial                             67
Section 8.16 Counterparts.                                 67
Section 8.17 Facsimile or .pdf Signature.                         67
Section 8.18 Time of Essence.                                 67
Section 8.19 No Presumption Against Drafting Party.                     67
Section 8.20 Waiver and Consent                             67

Exhibit 2.1

EXHIBITS

Exhibit A – Form of Employment Agreement
Exhibit B – Form of Confidentiality and Restrictive Covenants Agreement
Exhibit C – Form of Restrictive Covenant Agreement
Exhibit D – Form of Escrow Agreement
Exhibit E – Form of Royalty Agreement
Exhibit F – Closing Statement

Exhibit 2.1

SECURITIES PURCHASE AGREEMENT
Securities PURCHASE AGREEMENT, dated as of June 12, 2026 (this “Agreement”), among Natural Gas Services Group, Inc., a Colorado corporation (the “Buyer”), the undersigned holders of all the membership interests of the Company (each, a “Seller” and, collectively, the “Sellers”), Flatrock Compression Holdings LLC, a Delaware limited liability company (the “Company”), and Mule Deer Sky LLC, a Texas limited liability company, solely in its capacity as the Sellers Representative hereunder (the “Sellers Representative”).

RECITALS

A. The Sellers collectively own 100% of the issued and outstanding membership interests (the “Equity Interests”) of the Company.
B. The Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Equity Interests, upon the terms and subject to the conditions of this Agreement.
C. On the date hereof, the Buyer and B.J. Ellis, Jr. have executed and delivered an Employment Agreement in the form set forth on Exhibit A and a Confidentiality and Restrictive Covenants Agreement in the form set forth on Exhibit B.
D. On the date hereof, the Buyer and each of Steve R. Dutton and Robert T. Herrin III have executed and delivered a Restrictive Covenant Agreement in the form set forth on Exhibit C.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

Article I
DEFINITIONS
1.1.Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, inquiry, proceeding, demand, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.
“Adjustment Escrow Amount” means $2,250,000.
“Adjustment Escrow Fund” means the Adjustment Escrow Amount deposited with the Escrow Agent, as such amount may be increased or decreased as provided in this Agreement and the Escrow Agreement, including any remaining interest or other amounts earned thereon.
“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Aggregate Cash Closing Consideration” means (i) the Estimated Purchase Price minus (ii) the product of the Aggregate Stock Closing Consideration multiplied by the Price Per Share, minus (iii) the aggregate Fractional Share Cash Amount minus (iv) the Adjustment Escrow Amount.
“Aggregate Closing Consideration” means, collectively, the Aggregate Cash Closing Consideration, the Aggregate Stock Closing Consideration and the aggregate Fractional Share Cash Amount.
“Aggregate Stock Closing Consideration” means 241,803 Buyer Common Shares, which represents (i) 241,838 Buyer Common Shares, less (ii) 35 Buyer Common Shares reflecting the aggregate number of fractional share interests in respect of which Buyer will make a cash in lieu of payment pursuant to Section 2.2(c) (rounded to the nearest share).

Exhibit 2.1

“Ancillary Agreements” means the Employment Agreement, the Restrictive Covenant Agreements, the Escrow Agreement and the Royalty Agreement.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.
“Buyer Common Shares” means shares of common stock of Buyer, par value $0.01 per share.

“Calculation Time” means 11:59 p.m., Eastern Time, on the day immediately preceding the date hereof.

“Cash” means, as at a specified date, the aggregate amount of all cash and cash equivalents of the Company and its Subsidiaries required to be reflected as cash and cash equivalents on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP, net of (i) any outstanding checks, wires and bank overdrafts of the Company or its Subsidiaries and (ii) any amounts relating to credit card receivables or Restricted Cash, in the case of each of clauses (i) and (ii), whether or not required to be reported as such under GAAP.
“Class A Units” means the Class A membership interests of the Company.
“Class B Units” means the Class B membership interests of the Company.
“Class C Units” means the Class C membership interests of the Company.
“Company LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 1, 2024, as amended, restated, supplemented or otherwise modified from time to time.
“Company Owned IP” means Intellectual Property owned, or purported to be owned, in whole or in part by the Company or its Subsidiaries.
“Confidentiality and Restrictive Covenants Agreement” means the Confidentiality and Restrictive Covenants Agreement, dated as of the date hereof, between the Buyer and B.J. Ellis, Jr., substantially in the form attached hereto as Exhibit B.
“Contract” means any contract, agreement, arrangement or understanding (including purchase orders), whether written or oral and whether express or implied. “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of managers, directors or similar body governing the affairs of such Person.
“Data Protection Requirements” means, as they relate to data privacy, data or cybersecurity, data protection, data breach notification, data localization, artificial intelligence or automated decision-making technology, telemarketing or sending solicited or unsolicited electronic mail or text messages, cookies or other tracking technology, or the Processing of Personal Information: (i) all applicable Laws and legally binding guidelines from Governmental Authorities, including, in each case to the extent applicable to the Company or any of its Subsidiaries, Section 5 of the Federal Trade Commission Act, the U.S. Department of Justice’s Data Security Program (28 C.F.R. § 202), the Protecting Americans’ Data from Foreign Adversaries Act (PADFAA), the Fair Credit Reporting Act, the Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act (“HIPAA”), the Gramm-Leach-Bliley Act, the Children’s Online Privacy Protection Act, the Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003, the Telephone Consumer Protection Act, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020, the Texas Data Privacy and Security Act, Texas’s Capture or Use of Biometric Identifier Act, the Texas Responsible Artificial Intelligence Governance Act,

Exhibit 2.1

wiretapping Laws, U.S. state consumer protection Laws and U.S. state data breach notification Laws (collectively,
“Data Protection Laws”); (ii) the Payment Card Industry Data Security Standard; (iii) all contractual obligations to which the Company or any of its Subsidiaries is bound; and (iv) the Company’s and its Subsidiaries’ externally presented policies procedures, and written or oral statements or representations made by the Company or any of its Subsidiaries.
“Employment Agreement” means the Employment Agreement, dated as of the date hereof, between the Buyer and B.J. Ellis, Jr., substantially in the form attached hereto as Exhibit A.
“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, license, covenant not to sue, right of first refusal, adverse claim or restriction of any kind, including any restriction on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.
“Enterprise Value” means $120,000,000 plus reimbursement of costs of new equipment as set forth on Schedule A.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Escrow Agent” means Computershare Trust Company, National Association, a national banking association organized under the laws of the United States, or its successor under the Escrow Agreement. “Escrow Agreement” means the Escrow Agreement dated the date hereof among the Buyer, the Sellers Representative and the Escrow Agent, substantially in the form of Exhibit D.
“Estimated Purchase Price” means an amount equal to (i) the Enterprise Value, plus (ii) the Estimated Cash, plus (iii) the Working Capital Overage, if any, minus (iv) the Estimated Indebtedness, minus (v) the Working Capital Underage, if any, minus (vi) the Estimated Transaction Expenses.
“Fraud” means an actual, intentional common law fraud by a Person in the making of any representation or warranty expressly set forth in Article III, Article IV or Article V, as applicable. For the avoidance of doubt, “Fraud” does not include (x) constructive fraud, statutory fraud, equitable fraud, or omission or promissory fraud or (y) any fraud based on constructive knowledge, negligent misrepresentation or recklessness.
“GAAP” means United States generally accepted accounting principles and practices as in effect on the date hereof.
“Governmental Authority” means any foreign, domestic, supranational, federal, territorial, state or local governmental entity, quasi-governmental entity, court, tribunal, judicial or arbitral body (public or private), commission, board, bureau, agency or instrumentality, or any regulatory, supervisory, administrative or other department, agency, or any political or other subdivision, department or branch of any of the foregoing (including any grand jury).
“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.
“Inbound License Agreement” means any Contract granting to the Company or any of its Subsidiaries any right under or with respect to any Intellectual Property owned by a third Person.
“Incentive Units” means “Units” as defined in the Management Holdco LLC Agreement.
“Indebtedness” means, without duplication (but before taking into account the consummation of the transactions contemplated hereby), (i) the unpaid principal amount of accrued interest, premiums, penalties and other fees, expenses (if any), and other payment obligations and amounts due (including such amounts that would become due as a result of the consummation of the transactions

Exhibit 2.1

contemplated by this Agreement) of the Company and its Subsidiaries, in each case, in respect of (A) all indebtedness for borrowed money, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments, and (C) all obligations with respect to interest-rate hedging, swaps or similar financial arrangements (valued at the termination value thereof and net of all payments owed to the Company or its Affiliates thereunder); (ii) all obligations of the Company and its Subsidiaries evidenced by any surety bonds, letters of credit or bankers’ acceptances or similar facilities, in each case, to the extent drawn upon; (iii) all obligations under capitalized or finance leases with respect to which the Company or any of its Subsidiaries is liable, determined on a consolidated basis in accordance with GAAP (subject to modification based on the Applicable Accounting Principles) plus $300,000 as agreed to between the Parties as noted on Section 4.17(a)(ii) of the Disclosure Schedules under the caption “Enterprise FM Trust”; (iv) other than amounts set forth on Schedule A, any amounts for the deferred purchase price of goods and services, including any earn out liabilities associated with past acquisitions; (v) all liabilities with respect to any unfunded or underfunded defined benefit pension plan or deferred compensation plan or arrangement, any accrued but unpaid Company or Subsidiary contributions to any defined contribution retirement plan, all accrued but unpaid severance or other termination amounts with respect to any employee, officer, service provider or director of the Company or any of its Subsidiaries whose employment or engagement is terminated on or prior to the Closing, and any employment Taxes payable by the Company or any of its Subsidiaries with respect to the foregoing; (vi) unpaid management fees (excluding any payment of Aggregate Closing Consideration to the holders of Class B Units as a result of the consummation of the transactions contemplated by this Agreement); (vii) all deposits and monies received in advance excluding deferred revenue included in the calculation of Net Working Capital; (viii) other than amounts set forth on Schedule A, all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or any of its Subsidiaries; (ix) all obligations of the type referred to in clauses (i) through (viii) of other Persons for the payment of which the Company or any of its Subsidiaries is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations; and (x) all obligations of other Persons secured by an Encumbrance (other than Permitted Encumbrances) on any asset owned by the Company or its Subsidiaries, whether or not such obligations are assumed. For the avoidance of doubt, and notwithstanding anything to the contrary in the foregoing definition, solely for purposes of calculating the Estimated Purchase Price pursuant to Section 2.3, the Purchase Price pursuant to Section 2.4, and any components thereof, “Indebtedness” shall not include any amounts to the extent such amounts are included as Transaction Expenses or are included as a current liability in the calculation of Net Working Capital (it being the intent of the Parties to avoid “double counting” in the calculation of the Estimated Purchase Price and Purchase Price (as applicable)).
“Intellectual Property” means all intellectual property of every kind and description, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including all: (i) trade names, trademarks, service marks, trade dress and other indicia of source or origin, all registrations and applications (including intent to use applications and similar reservations of marks) to register any of the foregoing, and the goodwill associated with all of the foregoing (collectively, “Marks”); (ii) patents, patent applications and invention disclosures, including amendments, certificates of correction, counterparts, continuations, continuations-in-part, divisionals, extensions, non-provisions, provisionals, reexaminations, reissues, renewals, reviews and substitutions thereof (collectively, “Patents”); (iii) published and unpublished works of authorship, copyrights therein and thereto and all registrations and applications to register any of the foregoing, including all rights in software (collectively, “Copyrights”); (iv) trade secrets, know-how, inventions, methods, processes and processing instructions, technical data, specifications, research and development information, technology, product roadmaps, customer lists and any other confidential or proprietary information, whether tangible or intangible and whether stored, compiled or memorialized physically, electronically, graphically, photographically or in writing (collectively, “Trade Secrets”); (v) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with social media companies (e.g., X, Facebook) and the content, handles and identifiers and designations found thereon and related thereto, and URLs

Exhibit 2.1

(collectively, “Domain Names and Social Media Accounts”); and (vi) all other intellectual property or proprietary rights, including moral rights, publicity rights, and data base rights of any kind or nature.
“Knowledge” means, (a) with respect to the Company and its Subsidiaries, (i) the actual knowledge of B.J. Ellis, Jr. and Caleb Rohm, and (ii) any fact or other information which any such Person would be expected to discover or otherwise become aware of through the performance of his or her duties in the ordinary course, and (b) with respect to the Buyer, (i) the actual knowledge of Justin Jacobs and Ian Eckert, and (ii) any fact or other information which any such Person would be expected to discover or otherwise become aware of through the performance of his or her duties in the ordinary course.
“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.
“Leased Real Property” means all real property leased, subleased or licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right or option to use or occupy, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.
“Management Holdco” means Flatrock Compression Incentive LLC, a Texas limited liability company. “Management Holdco LLC Agreement” means the Limited Liability Company Agreement of Management Holdco, dated as of April 1, 2024, as amended, restated, supplemented or otherwise modified from time to time.
“Material Adverse Effect” means any event, change, circumstance, occurrence, effect, result or state of facts that, individually or in the aggregate, (a) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) materially impairs the ability of any Seller to consummate, or prevents or materially delays, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so; provided, however, that in the case of clause (a) only, Material Adverse Effect shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (i) changes or developments generally affecting the industries in which the Company or any of its Subsidiaries operate, or the economy or the financial or securities markets, in the United States, including effects on such industry, economy or markets resulting from any regulatory and political conditions or developments in general, (ii) the outbreak or escalation of hostilities or any acts of war or terrorism, (iii) changes in Law or GAAP; (iv) weather, seismic activity or other meteorological events or natural disasters, (v) crises affecting public health, safety or welfare, including any epidemic, pandemic, or disease outbreak, public health emergencies, including the continuation, escalation or worsening of such conditions, (vi) the failure of the Company or its Subsidiaries to meet, with respect to any period or periods, any internal projections, forecasts, estimates of earnings or revenues, or business plans (except that the underlying causes of any such changes may be considered in determining whether a Material Adverse Effect has occurred), or (vii) matters that arise solely from any actions or omissions of the Buyer or an Affiliate of the Buyer, provided further, that, with respect to the foregoing clauses (i)-(v), the impact of such event, change, circumstances, occurrence, effect or state of facts is not disproportionately adverse to the Company and its Subsidiaries, taken as a whole, in comparison to other similarly situated companies.
“Net Working Capital” means, as at a specified date and without duplication, an amount (which may be positive or negative) equal to (i) the consolidated current assets of the Company and its Subsidiaries minus (ii) the consolidated current liabilities of the Company and its Subsidiaries (excluding accrued interest and Company liabilities for future facility and vehicle lease obligations (but including any required accounts payable or accrued liabilities for such arrangements)), in each case before taking into account the consummation of the transactions contemplated hereby, and calculated in accordance with the Applicable Accounting Principles; provided, however, for the avoidance of doubt, Net Working Capital shall exclude any amounts relating to or included in Cash, Indebtedness and Transaction Expenses to the extent such amounts are reflected in the calculation of the Purchase Price (to avoid any double-counting with any other adjustments) and any current or deferred Tax asset.

Exhibit 2.1

“Non-PEO Plan” means each Plan other than a PEO Plan.
“Open Source Materials” means any software that is licensed, distributed or conveyed under a Contract that requires as a condition of its use, modification or distribution that it, or other software into which such software is incorporated or with which such software is distributed or that is derived from such software, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract.
“Outbound License Agreement” means any Contract under which the Company or any of its Subsidiaries grants to a third party any rights under or with respect to Company Owned IP.
“Owned Real Property” means all real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.
“Pandemic Response Law” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116–136 (116th Cong.) (Mar. 27, 2020), as amended (including by the Paycheck Protection Program Flexibility Act of 2020 (Pub. L. 116-142) (June 5, 2020) and the Consolidated Appropriations Act, 2021 (Pub. L. 116-260) (Dec. 27, 2020)), the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), the American Rescue Plan Act of 2021, Pub. L. 117-2 (117th Cong.) (Mar. 11, 2021), the Executive Order Re: Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster (Aug. 8, 2020), and any other similar, future, or additional federal, state, local, or non-U.S. Law or administrative guidance that addresses or is intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.
“PEO Plan” means each Plan sponsored by a professional employer organization or co-employer organization.
“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.
“Personal Information” means any information that identifies, relates to, describes, is linked to, is reasonably capable of being associated with or could reasonably be linked to, directly or indirectly, any identified or identifiable individual or household, and any information covered by definitions of “personal data,” “personally identifiable information,” “personal information,” “protected health information,” “nonpublic personal information” or any substantial equivalent of these terms under any Laws.
“Plan” means any benefit or compensation plan, program, policy, agreement or other arrangement providing benefits or compensation to any current or former employee, officer, service provider or director of the Company or any of its Subsidiaries or providing substantial services to the Company or any of its Subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its Subsidiaries or any of their ERISA Affiliates or to which the Company or any of its Subsidiaries or any of their ERISA Affiliates contributes or is obligated to contribute or has any liability (whether actual or contingent), including any “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock or equity purchase, stock or equity option, restricted stock, restricted stock unit, phantom equity, stock appreciation right, profits interest, severance, employment, individual independent contractor, change of control, retention, health, medical, dental, vision, prescription, accident, hospitalization, life, short- or long-term disability or other welfare, savings, retirement, supplemental retirement, retiree medical or life insurance, vacation, holiday pay, paid time off, or fringe benefit plan, program, agreement, arrangement or policy.
“Pre-Closing Period” means any taxable year or other taxable period that ends on or before the date hereof.
“Price Per Share” means $41.35.

Exhibit 2.1

“Pro Rata Share” with respect to each Seller means the ratio of (a) the portion of the Aggregate Closing Consideration allocated to such Seller as set forth in the Sellers’ Allocation Schedule divided by (b) the Aggregate Closing Consideration, expressed as a percentage, in each case valuing the Aggregate Stock Closing Consideration at the Price Per Share.
“Process”, “Processed” or “Processing” means any operation or set of operations performed, whether by manual or automated means, on data (including Personal Information) or on sets of data (including Personal Information), including the collection, use, sale, storage, transfer, disclosure, analysis, deletion, or modification thereof.
“Purchase Price” means (i) the Estimated Purchase Price, subject to adjustment in accordance with Section 2.4 plus (ii) any amounts paid to the Sellers out of the Adjustment Escrow Fund.
“R&W Policy” means that certain conditionally bound representation and warranty insurance policy covering certain representations and warranties set forth in this Agreement.
“Related Party,” with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, manager, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or since April 1, 2024 has served as a director, manager, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 20% of the outstanding equity or ownership interests of such specified Person.
“Representatives” means, with respect to any Person, the officers, managers, directors, principals, employees, individual independent contractors, agents, auditors, advisors, bankers and other representatives of such Person.
“Restricted Cash” means all Cash and Cash equivalents that are not freely useable and available to the Company because they are subject to restrictions, limitations or taxes on use or distribution either by contract, for regulatory or legal purposes, or are Cash and Cash equivalents that are collected from customers in advance, are being held on behalf of customers and represent a liability to such customers. “Restrictive Covenant Agreements” means the Restrictive Covenant Agreements, dated as of the date hereof, between the Buyer and each of Steve R. Dutton and Robert T. Herrin III, substantially in the form attached hereto as Exhibit C.
“Royalty Agreement” means the Royalty Agreement, dated as of the date hereof, among the Company, the Buyer, and the Sellers Representative (with the Sellers Representative receiving payment on behalf of the Sellers and distributing to them), substantially in the form attached hereto as Exhibit E.
“Sensitive Business Information” means all technical, economic, environmental, operational, financial or other business information (including books and records, presentations, communications, documents and other information) or material of one party which, prior to or following the date hereof, has been disclosed by the Buyer or any of its Affiliates (including the Company and its Subsidiaries following the Closing), on the one hand, or by the Company or any of its Subsidiaries, the Sellers or the Sellers Representative or any of its or their respective Affiliates, on the other hand, to the other party in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other party, in each case including pursuant to the provisions of Section 6.6 hereof or any other provision of this Agreement or the Ancillary Agreements, including (a) ideas and concepts for existing products, processes and services, (b) specifications for products, equipment and processes, (c) manufacturing and performance specifications and procedures, (d) engineering drawings and graphs, (e) technical, research and engineering data, (f) formulations and material specifications, (g) laboratory studies and benchmark tests, (h) service and operation manuals, (i) quality assurance policies, procedures and specifications, (j) evaluation or validation studies, (k) pending patent applications and all other know-how, methodologies, procedures, techniques and trade secrets related to research, engineering, development and manufacturing and (l) business information, including marketing and development plans, forecasts, projections, research and development agreements and customer and vendor information;

Exhibit 2.1

provided that, for the avoidance of doubt, the parties acknowledge and agree that, after the Closing, all nonpublic information regarding the Business, the Company or any of its Subsidiaries shall, following the Closing, be deemed “Sensitive Business Information” of the Buyer and its Affiliates under this Agreement.
“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.
“Target Net Working Capital” means $7,310,855.
“Tax” or “Taxes” means (i) any and all non-U.S., United States federal, state or local net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, personal property (tangible and intangible), real property (including general and special assessments), goods and services, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, deed recording fee, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty or addition thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other written agreement to indemnify any other Person.
“Tax Returns” means any return, report, information return or other document (including any related or supporting information) required to be filed with any Taxing Authority in connection with the determination, assessment, or collection of any Tax paid or payable by the Company or any of its Subsidiaries.
“Taxing Authority” means, with respect to any Tax, the Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.
“Transaction Expenses” means the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Company or any of its Subsidiaries or any Person that the Company or any of its Subsidiaries pays or reimburses or is otherwise legally obligated to pay or reimburse (including any such fees and expenses incurred by or on behalf of any Seller) in connection with the process of selling the Company or the negotiation, preparation or execution of this Agreement or the Ancillary Agreements or the performance or consummation of the transactions contemplated hereby or thereby, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the transactions contemplated hereby; (ii) any fees and expenses associated with obtaining necessary or appropriate waivers, consents, or approvals of any Governmental Authority or third parties on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby; (iii) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the transactions contemplated hereby (iv) all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby; (v) all costs and expenses related to the Tail Coverage; (vi) any change of control payments, transaction incentive plan payments, bonuses, severance or termination, or retention obligations or similar amounts payable in the future or due by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby (either alone or in combination with any other event), assuming the maximum amount of any such payments or obligations that are payable following the Closing are paid at the Closing, including any employment Taxes payable in connection therewith; and (vii) 50% of all premiums, fees, costs and expenses charged by the insurance company and the broker payable at or prior to the Closing with respect to or otherwise in connection with the binding and issuance of the R&W Policy.
“Transaction Expenses Payoff Instructions” means reasonably satisfactory documentation setting forth an itemized list of all, and amounts of all, Transaction Expenses, including the identity of each payee, dollar amounts owed, wire instructions and any other information necessary to effect the final

Exhibit 2.1

payment in full thereof, and copies of final invoices from each such payee acknowledging the invoiced amounts as full and final payment for all services rendered to the Company or any of its Subsidiaries.
“Transfer Taxes” means all transfer, sales, use, goods and services, value added, documentary, stamp duty, deed recording fee, gross receipts, excise, and conveyance Taxes and other similar Taxes, duties, fees or charges imposed by any Governmental Authority as a result of, or payable or collectible or incurred in connection with, the transaction contemplated by this Agreement.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988 or any similar Law. “Working Capital Overage” shall exist when (and shall be equal to the amount by which) the Estimated Net Working Capital exceeds the Target Net Working Capital.
“Working Capital Underage” shall exist when (and shall be equal to the amount by which) the Target Net Working Capital exceeds the Estimated Net Working Capital.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition Location

Agreement....................................................... Preamble
Allocation.................................................................. 2.5
Applicable Accounting Principles............................. 2.3
Balance Sheet................................................................. 4.6(a)
Business Trade Secrets............................................................. 4.14(e)
Buyer............................................................... Preamble
Buyer SEC Filings.................................................................. 5.10
CERCLA....................................................... 4.16(f)(iii)
Closing.................................................................. 2.2(a)
Closing Balance Sheet................................................................. 2.4(a)
Closing Cash.................................................................. 2.4(a)
Closing Date................................................................... 2.2(a)
Closing Indebtedness..................................................... 2.4(a)
Closing Net Working Capital............................................................... 2.4(a)
Closing Transaction Expenses........................................................... 2.4(a)
Code.................................................................... 4.10(a)
Company......................................................... Preamble
Company Business IP..................................................................... 4.14(c)
Company Registered IP..................................................................... 4.14(a)
Company Service Provider........................................................... 4.11(a)
Confidential Information....................................................... 6.3(a)
Debt Payoff Letter...................................................... 2.2(b)(vi)(J)
Directors.................................................................... 6.7
Disclosure Schedules........................................................ Article III
Environmental Laws............................................................. 4.16(f)(i)
Environmental Permits........................................................ 4.16(f)(ii)
Equity Interests......................................................... Recitals
Estimated Cash.......................................................... 2.3
Estimated Indebtedness............................................. 2.3
Estimated Net Working Capital................................ 2.3
Estimated Transaction Expenses............................... 2.3
Exchange Act............................................................ 5.6

Exhibit 2.1

Final Closing Statement.......................................................... 2.4(a)
Financial Statements......................................................... 4.6(a)
Fractional Share Cash Amount.................................................. 2.2(b)(vi)(K)
Hazardous Substances................................................. 4.16(f)(iii)
Independent Accounting Firm................................................................... 2.4(c)
Intended Tax Treatment............................................ 7.5
Interim Financial Statements......................................................... 4.6(a)
IRS...................................................................... 4.10(a)
IT Systems........................................................... 4.14(k)
Material Contracts............................................................. 4.17
Material Customers....................................................... 4.21(a)
Multiemployer Plan................................................................. 4.10(b)
Multiple Employer Plan................................................................. 4.10(b)
Net Adjustment Amount.......................................................... 2.4(f)(i)
Notice of Disagreement.................................................... 2.4(b)
NYSE......................................................................... 5.6
Payoff Indebtedness............................................... 2.2(b)(iii)
Permits.................................................................. 4.8(a)
Permitted Encumbrances................................................. 4.12(a)
Pre-Closing Flow-Through Returns.............................................................. 7.1(a)
Preliminary Closing Balance Sheet........................... 2.3
Purchase Price Allocation Schedule.......................... 2.5
Real Property Leases.............................................................. 4.13(a)
Release........................................................... 4.16(f)(iv)
Remediation.................................................... 4.16(f)(v)
SEC.......................................................................... 5.10
Securities Act............................................................ 3.5
Security Incident........................................................... 4.20(c)
Seller............................................................... Preamble
Seller Releasees......................................................... 6.1
Seller Releasors......................................................... 6.1
Sellers.............................................................. Preamble
Sellers Representative............................................ Preamble
Sellers’ Allocation Schedule................................................ 2.2(b)(vi)(A)
Suit...................................................................... 4.14(b)
Tail Coverage............................................... 2.2(b)(vi)(O)
Tax Allocation Purchase Price.................................. 2.5
Tax Proceeding.......................................................... 7.2

ARTICLE II
PURCHASE AND SALE
Section 2.1    Purchase and Sale of the Equity Interests.Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver the Equity Interests to the Buyer, free and clear of all Encumbrances (other than Encumbrances arising under securities Laws, created by the Buyer or arising pursuant to the organizational documents of the Company), and the Buyer, in reliance on the representations, warranties and covenants of the Sellers and the Company contained herein, shall purchase the Equity Interests from the Sellers in exchange for the payment of the Purchase Price as provided in this Article II.

Exhibit 2.1

Section 2.2    Closing

(a)    The closing of the sale and purchase of the Equity Interests (the “Closing”) shall take place remotely via the exchange of documents and signatures and shall occur simultaneously with the execution and delivery of this Agreement. The date hereof is referred to herein as the “Closing Date”.
(b)    At the Closing:
(i) the Buyer shall issue or pay, as applicable, or cause to be issued or paid, as applicable, to:
(A)    each Seller its Pro Rata Share of the Aggregate Stock Closing Consideration, free and clear of all Encumbrances (other than Encumbrances created by the applicable Seller or arising under applicable securities Laws); and
(B)    the Sellers Representative, on behalf of and for delivery by the Sellers Representative to each applicable Seller, the Aggregate Cash Closing Consideration;
(ii) the Buyer shall deposit or cause to be deposited the Adjustment Escrow Amount with the Escrow Agent, to be managed and paid out by the Escrow Agent pursuant to the terms of the Escrow Agreement;
(iii) the Buyer shall deliver or cause to be delivered on behalf of the Company the amount payable to each counterparty or holder of Indebtedness identified on Section 2.2(b)(iii) of the Disclosure Schedules (the “Payoff Indebtedness”) in order to fully discharge such Payoff Indebtedness and terminate all applicable obligations and liabilities of the Company and any of its Affiliates related thereto, as specified in the Debt Payoff Letters and in accordance with this Agreement;
(iv) the Buyer shall deliver or cause to be delivered on behalf of the Company the amount payable to each Person who is owed a portion of the Estimated Transaction Expenses, as specified in the Transaction Expenses Payoff Instructions and in accordance with this Agreement; provided, that, notwithstanding the foregoing, the Buyer shall deliver or cause to be delivered to the Company any Estimated Transaction Expenses that constitute compensation income to any employee or former employee of the Company or any of its Subsidiaries, and the Company shall pay such amounts, less any required Taxes, to the employee or former employee on the next regularly scheduled payroll date that is at least five Business Days following the Closing;
(v) the Buyer shall deliver to the Sellers Representative an executed counterpart of (A) the Escrow Agreement, (B) Royalty Agreement, (C) the Employment Agreement, (D) the Restrictive Covenant Agreements and (E) the Confidentiality and Restrictive Covenants Agreement;
(vi) the Sellers Representative shall deliver or cause to be delivered to the Buyer:
(A)    a schedule allocating the Aggregate Closing Consideration among the Sellers and setting forth each Seller’s Pro Rata Share, which allocation schedule shall be confirmed by resolution executed by all of the Sellers (the “Sellers’ Allocation Schedule”), and the Buyer shall have no responsibility for the accuracy of the allocations set forth in the Sellers’ Allocation Schedule;
(B)    with respect to each Seller, an instrument of conveyance and assignment to vest in the Buyer all of such Seller’s Equity Interests, duly executed by each such Seller;
(C)    with respect to each Seller, duly executed accredited investor certificates, certifying that such Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act;
(D)    an executed counterpart of the Escrow Agreement;

Exhibit 2.1

(E)    an executed counterpart of the Royalty Agreement by each of the Sellers Representative and the Company;
(F)    an executed counterpart of each of the Employment Agreement and the Confidentiality and Restrictive Covenants Agreement, duly executed by B.J. Ellis, Jr.;
(G)    an executed counterpart of the Restrictive Covenant Agreement, duly executed by Steve R. Dutton and an executed counterpart of the Restrictive Covenant Agreement, duly executed by Robert T. Herrin III;
(H)    all books and records and other property of the Company or any of its Subsidiaries in any Seller’s possession or under any Seller’s control;
(I)    appropriate evidence of releases of any Encumbrances (other than any Permitted Encumbrances) related to the Equity Interests and the assets and properties of the Company and its Subsidiaries;
(J)    a payoff letter duly executed by each holder of Payoff Indebtedness together with any collateral release documents, including any applicable UCC termination statements, control agreement termination notices, mortgage releases, intellectual property security agreement releases, and other documentation required to evidence the termination and release of all Encumbrances and guarantees in connection with such Payoff Indebtedness, each in form and substance reasonably acceptable to the Buyer, in which the payee shall agree that upon payment of the amount specified in such payoff letter: (i) all outstanding obligations of the Company and its Subsidiaries arising under or related to the applicable Payoff Indebtedness shall be automatically repaid, discharged and extinguished in full; (ii) all Encumbrances in connection therewith shall be released; (iii) the payee shall take all actions reasonably requested by the Buyer to evidence and record such discharge and release (including any collateral release documents) and to transfer legal title of any assets that were the subject of such Payoff Indebtedness to the Buyer or its Subsidiaries, as applicable, as promptly as practicable; and (iv) the payee shall return to the Company or its applicable Subsidiaries all instruments evidencing the applicable Payoff Indebtedness (including all notes) and all possessory collateral securing the applicable Payoff Indebtedness (each such payoff letter, a “Debt Payoff Letter”);
(K)    a calculation of the aggregate number of fractional share interests that would otherwise be delivered to the Sellers in exchange for the Equity Interests, and the aggregate Fractional Share Cash Amount (as defined below) to be delivered in lieu thereof. Notwithstanding anything to the contrary contained herein, no fractional Buyer Common Shares shall be delivered to the Sellers in exchange for Equity Interests, no dividend or distribution with respect to Buyer Common Shares shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Buyer. In lieu of the delivery of any such fractional share, the Buyer shall pay, or cause to be paid, pursuant to Section 2.2(c) to each applicable Seller who otherwise would receive any such fractional share, an amount in cash (rounded to the nearest cent) determined by multiplying (i) the Price Per Share by (ii) the fraction of a Buyer Common Share (rounded to the nearest thousandth when expressed in decimal form) which the Seller would otherwise be entitled to receive pursuant to Section 2.2(c) (such amount, the “Fractional Share Cash Amount”);
(L)    a properly completed IRS Form W-9 for each Seller certifying that such Seller is not a non-U.S. person and is not subject to U.S. federal backup withholding taxes, duly executed by each such Seller;
(M)    the written resignations, dated as of the date hereof, of each officer, director and manager of the Company and its Subsidiaries;
(N)    a copy of a certificate of good standing for the Company and each of its Subsidiaries, issued by the jurisdiction of the applicable entity’s formation, dated as of a date that is no earlier than May 26, 2026; and
(O)    evidence reasonably satisfactory to the Buyer of the Company’s procurement of “tail” insurance policies (“Tail Coverage”), which expense shall be a Transaction Expense for purposes of this Agreement, with a claims period of at least six years from the Closing from the

Exhibit 2.1

Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to the Closing.
(c) Following the Closing, the Aggregate Cash Closing Consideration and each Seller’s Fractional Share Cash Amount shall be distributed by the Sellers Representative to the Sellers in accordance with the Sellers’ Allocation Schedule.
(d) Except as set forth in Section 2.2(b)(iii) above, all cash payments hereunder shall be made by wire transfer of immediately available funds in United States dollars to such account as may be designated to the payor by the payee at least two Business Days prior to the applicable payment date.
Section 2.3    Closing Estimates. Set forth on Exhibit F are (i) a consolidated balance sheet of the Company and its Subsidiaries, as of the Calculation Time (the “Preliminary Closing Balance Sheet”), (ii) the Company’s good-faith estimate of (A) Net Working Capital based on the Preliminary Closing Balance Sheet (the “Estimated Net Working Capital”), (B) Indebtedness (the “Estimated Indebtedness”), (C) Cash (the “Estimated Cash”) and (D) all Transaction Expenses that are accrued or due and remain unpaid (the “Estimated Transaction Expenses”) (with each of Estimated Net Working Capital, Estimated Cash and Estimated Indebtedness determined as of the Calculation Time and, except for Estimated Transaction Expenses, without giving effect to the transactions contemplated herein) and (iii) on the basis of the foregoing, a calculation of the Estimated Purchase Price. Estimated Net Working Capital, Estimated Indebtedness and Estimated Cash shall be calculated in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet (provided, that in the event of a conflict between GAAP and consistent application thereof, GAAP shall prevail), subject to such differences in accounting principles, policies and procedures as are set forth on Section 2.3 of the Disclosure Schedules (GAAP as so modified pursuant to Section 2.3 of the Disclosure Schedules, the “Applicable Accounting Principles”).
Section 2.4    Post-Closing Adjustment of Purchase Price.
(a)    Within 90 days after the date hereof, the Buyer shall prepare, or cause to be prepared, and deliver to the Sellers Representative a written statement (the “Final Closing Statement”) that shall include and set forth Buyer’s reasonable good faith calculation of (i) a consolidated balance sheet of the Company and its Subsidiaries, as of the Calculation Time (the “Closing Balance Sheet”) and (ii) a calculation of the actual (A) Net Working Capital (the “Closing Net Working Capital”), (B) Indebtedness (the “Closing Indebtedness”), (C) Cash (the “Closing Cash”) and (D) Transaction Expenses (the “Closing Transaction Expenses”)(with each of Closing Net Working Capital, Closing Indebtedness and Closing Cash determined as of the Calculation Time and, except for Closing Transaction Expenses, without giving effect to the transactions contemplated herein), along with reasonable supporting detail therefor, in each case calculated in accordance with the applicable definitions set forth in this Agreement and in accordance with the Applicable Accounting Principles. Buyer shall provide the Sellers Representative and its Representatives with reasonable access during normal business hours to such personnel, documents and information of Buyer and its Affiliates as is reasonably necessary for the Sellers Representative or such Representatives to review of the Final Closing Statement, provided that (i) any such access shall be conducted in a manner that does not unreasonably disrupt or interfere with the normal business operations of Buyer, its Subsidiaries and their respective Affiliates, (ii) Buyer shall not be required to provide access to any information that is subject to attorney-client privilege or work product protection and (iii) the Sellers Representative and its Representatives shall treat all information obtained pursuant to this Section 2.4(a) as confidential and shall not use such information for any purpose other than reviewing the Final Closing Statement. If Buyer fails to prepare and deliver the Final Closing Statement to the Sellers Representative within such time period, the Sellers Representative may notify Buyer in writing of such failure and should Buyer fail to prepare and deliver the Final Closing Statement to the Sellers Representative within ten Business Days thereafter, the Sellers Representative may prepare and deliver the Final Closing Statement to Buyer (at Buyer’s expense), in which case (x) Buyer shall make available to the Sellers Representative and its Representatives such personnel, documents and information of Buyer and its Affiliates as is reasonably necessary for the Sellers Representative to prepare the Final Closing Statement, subject to the aforementioned confidentiality, privilege and non-disruption protections set forth

Exhibit 2.1

above, and (y) relevant references to Buyer in Section 2.4(a) shall be deemed references to the Sellers Representative and relevant references to the Sellers Representative in Section 2.4(a) shall be deemed references to Buyer. Closing Net Working Capital, Closing Indebtedness and Closing Cash shall be calculated in accordance with the Applicable Accounting Principles.
(b)    The Final Closing Statement shall become final and binding on the 30th day following delivery thereof, unless prior to the end of such period, the Sellers Representative delivers to the Buyer written notice of its disagreement (a “Notice of Disagreement”) specifying the nature and amount of any dispute as to the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses, as set forth in the Final Closing Statement. The Sellers Representative and the Sellers shall be deemed to have agreed with all items and amounts of Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses not specifically referenced in the Notice of Disagreement, and such items and amounts shall not be subject to review in accordance with Section 2.4(c). Any Notice of Disagreement may reference only disagreements based on mathematical errors or based on amounts of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses as reflected on the Final Closing Statement not being calculated in accordance with this Section 2.4 and the definitions thereof.
(c)    During the 15‑day period following delivery of a Notice of Disagreement by the Sellers Representative to the Buyer, the parties in good faith shall seek to resolve in writing any differences that they may have with respect to the computation of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and/or Closing Transaction Expenses as specified therein. Any disputed items resolved in writing between the Sellers Representative and the Buyer within such 15‑day period shall be final and binding with respect to such items, and if the Sellers Representative and the Buyer agree in writing on the resolution of each disputed item specified by the Sellers Representative in the Notice of Disagreement and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses, the amounts so determined shall be final and binding on the parties for all purposes hereunder. If the Sellers Representative and the Buyer have not resolved all such differences by the end of such 15‑day period, either party shall have the right to submit, in writing, to an independent public accounting firm (the “Independent Accounting Firm”), each item in the Final Closing Statement remaining in dispute after such 15th day. Within 10 days of submission of any such disputed amount to the Independent Accounting Firm, both the Buyer and the Sellers Representative shall enter into the Independent Accounting Firm’s standard engagement letter and shall instruct the Independent Accounting Firm to render its decision within 45 days of its referral. The Independent Accounting Firm shall make a written determination as to each such disputed item and the amount of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses, which determination shall be final and binding on the parties for all purposes hereunder and shall not be subject to appeal or further review. The Independent Accounting Firm shall consider only those items and amounts in the Sellers Representative’s and the Buyer’s respective calculations of the Closing Net Working Capital, Closing Indebtedness, Closing Cash and Closing Transaction Expenses that are identified as being items and amounts to which the Sellers Representative and the Buyer have been unable to agree. In resolving any disputed item, the Independent Accounting Firm may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. All communications with the Independent Accounting Firm shall include at least one Representative of each of Seller and Buyer, and no party shall be permitted to communicate with the Independent Accounting Firm other than as expressly set forth herein. The Independent Accounting Firm shall be KPMG LLP or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed in writing by the Sellers Representative and the Buyer. The Sellers Representative and the Buyer shall use their commercially reasonable efforts to cause the Independent Accounting Firm to render a written decision resolving the matters submitted to it as promptly as practicable, and in any event within 30 days following the submission thereof. Judgment may be entered upon the written determination of the Independent Accounting Firm in accordance with Section 8.10. In acting under this Agreement, the Independent Accounting Firm shall function solely

Exhibit 2.1

as an expert and not as an arbitrator; provided that the Independent Accounting Firm shall have the power to conclusively resolve differences in disputed items as specified in this Agreement.
(d)    The costs of any dispute resolution pursuant to Section 2.4(c), including the fees and expenses of the Independent Accounting Firm and of any enforcement of the determination thereof, shall be borne by the Sellers and the Buyer in inverse proportion as they may prevail on the matters resolved by the Independent Accounting Firm, which proportionate allocation shall be calculated on an aggregate basis based on the relative dollar values of the amounts in dispute and shall be determined by the Independent Accounting Firm at the time the determination of such firm is rendered on the merits of the matters submitted. For example, if the Sellers Representative disputes $1,000,000 of a proposed Net Adjustment Amount but the Independent Accounting Firm determines that the Sellers Representative has a valid claim for only $400,000, the Sellers Representative (on behalf of the Sellers) shall bear 60% (i.e., $600,000/$1,000,000) of the fees and expenses of the Independent Accounting Firm and the Buyer shall bear the other 40% of such fees and expenses (i.e. $400,000/$1,000,000). The fees and disbursements of the Representatives of each party incurred in connection with the preparation or review of the Final Closing Statement and preparation or review of any Notice of Disagreement, as applicable, shall be borne by the party retaining such Representative.
(e)    The Buyer and the Sellers Representative will, and will cause the Company (in the case of the Sellers Representative, prior to the Closing and, in the case of the Buyer, during the period from and after the date of delivery of the Final Closing Statement through the resolution of any adjustment to the Purchase Price contemplated by this Section 2.4) to afford to the Buyer and its Representatives, in the case of the Sellers Representative, and to afford to the Sellers Representative and its Representatives, in the case of the Buyer, reasonable access, during normal business hours and upon reasonable prior notice, to the personnel, properties, books and records of the Company and its Subsidiaries and to any other information reasonably requested for purposes of preparing and reviewing the calculations contemplated by this Section 2.4. Each party shall authorize its accountants to disclose work papers generated by such accountants in connection with preparing and reviewing the calculations of the Net Working Capital, Cash, Indebtedness and Transaction Expenses as specified in this Section 2.4; provided, that such accountants shall not be obligated to make any work papers available except in accordance with such accountants’ disclosure procedures and then only after the non-client party has signed an agreement relating to access to such work papers in form and substance acceptable to such accountants.
(f)    The Estimated Purchase Price shall be adjusted, upwards or downwards, as follows:
(i)    For the purposes of this Agreement, the “Net Adjustment Amount” means an amount, which may be positive or negative, equal to (A) the Closing Net Working Capital as finally determined pursuant to this Section 2.4 minus the Estimated Net Working Capital, plus (B) the Estimated Indebtedness minus the Closing Indebtedness as finally determined pursuant to this Section 2.4, plus (C) the Closing Cash as finally determined pursuant to this Section 2.4 minus the Estimated Cash, plus (D) the Estimated Transaction Expenses minus the Closing Transaction Expenses as finally determined pursuant to this Section 2.4.
(ii)    If the Net Adjustment Amount is positive, the Estimated Purchase Price shall be adjusted upwards in an amount equal to the Net Adjustment Amount. In such event, (A) the Sellers Representative and the Buyer shall deliver joint written notice to the Escrow Agent specifying the Net Adjustment Amount, (B) the Buyer shall pay the Net Adjustment Amount to the Sellers Representative, on behalf of and for delivery by the Sellers Representative to each applicable Seller and (C) the Escrow Agent shall pay all funds in the Adjustment Escrow Fund to the Sellers Representative, on behalf of and for delivery by the Sellers Representative to each applicable Seller.
(iii)    If the Net Adjustment Amount is negative (in which case the “Net Adjustment Amount” for purposes of this clause (iii) shall be deemed to be equal to the absolute value of such amount), the Estimated Purchase Price shall be adjusted downwards in an amount equal to the Net Adjustment Amount. In such event, the Buyer and the Sellers Representative shall deliver joint written notice to the Escrow Agent specifying the Net Adjustment Amount, and the Escrow Agent shall pay the Net Adjustment Amount out of the Adjustment Escrow Fund to the Buyer in accordance with the terms of

Exhibit 2.1

the Escrow Agreement. Notwithstanding anything in this Agreement to the contrary: (x) none of the Sellers, the Buyer, the Escrow Agent or any other Person shall have any liability for any amounts due to either the Sellers Representative (on behalf of the Sellers) or Buyer pursuant to this Section 2.4 in excess of the Adjustment Escrow Amount; and (y) each party expressly acknowledges and agrees that such party’s sole source of recourse and recovery for such amounts due shall be the Adjustment Escrow Amount. In the event the amount of funds in the Adjustment Escrow Fund exceeds the Net Adjustment Amount, then the Escrow Agent, after paying the Net Adjustment Amount to the Buyer as provided herein, shall pay the remaining funds in the Adjustment Escrow Fund to the Sellers Representative, on behalf of and for delivery by the Sellers Representative to each applicable Seller.
Payments in respect of Section 2.4(f) shall be made within three Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.4 by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date. Any payment pursuant to this Section 2.4 shall be treated as an adjustment to the Purchase Price for U.S. federal income Tax purposes.
(g) Payments in respect of Section 2.4(f) shall be made within three Business Days of final determination of the Net Adjustment Amount pursuant to the provisions of this Section 2.4 by wire transfer of immediately available funds to such account or accounts as may be designated in writing by the party entitled to such payment at least two Business Days prior to such payment date.
(h) Any payment pursuant to this Section 2.4 shall be treated as an adjustment to the Purchase Price for U.S. federal income Tax purposes.
Section 2.5    Purchase Price Allocation. The Buyer shall prepare and provide to the Sellers Representative within 60 days after all adjustments to the Purchase Price pursuant to Section 2.4 have been completed in accordance with the terms thereof, a schedule (the “Purchase Price Allocation Schedule”) allocating the amounts paid and the liabilities assumed in connection with the transactions contemplated by this Agreement and the Royalty Agreement, adjusted as necessary to determine the purchase price of the assets that the Buyer is treated as purchasing hereunder for U.S. federal income tax purposes (the “Tax Allocation Purchase Price”), among such assets; provided however, the Buyer acknowledges and agrees that the Purchase Price Allocation Schedule shall allocate $40 million of the Purchase Price to property, plant and equipment for tax reporting purposes. For the avoidance of doubt, the Tax Allocation Purchase Price shall include all payments to be made under the Royalty Agreement, which shall be treated as deferred contingent consideration for the Equity Interests. The Purchase Price Allocation Schedule shall be prepared in accordance with the general principles of Section 1060 of the Code and the applicable Treasury Regulations or any successor provision, and the Purchase Price Allocation Schedule shall be updated by the Buyer from time to time in accordance with Treasury Regulations Sections 1.1060‑1(c)(2) and 1.338-7 to reflect payments made under the Royalty Agreement. Unless the Sellers Representative objects to the Purchase Price Allocation Schedule within 30 days after receipt thereof, such Schedule shall become final. If the Sellers Representative objects to the Purchase Price Allocation Schedule within 30 days of receipt, then the Buyer and the Sellers Representative shall use commercially reasonable efforts to agree, within 30 days of the Sellers Representative’s objection to the Purchase Price Allocation Schedule, to an allocation of the Tax Allocation Purchase Price among the purchased assets hereunder for federal income tax purposes that is consistent with the allocation methodology provided by Section 1060 of the Code and the applicable Treasury Regulations (the “Allocation”). If the Buyer and the Sellers Representative cannot agree on an appropriate Allocation within the time period specified in the preceding sentence, then the Buyer and the Sellers shall not be bound by the Allocation, and each party may adopt its own position regarding the allocation of the Purchase Price (and any other item that are treated as consideration for U.S. federal income tax purposes) among such assets based on its own determination and in its sole discretion. If, however, the Allocation is agreed to by the Buyer and the Sellers Representative (including, for the avoidance of doubt, if the Sellers Representative does not object to the Purchase Price Allocation Schedule delivered Buyer within the period specified in this Section 2.5), then the Buyer and the Sellers agree to report based on the Allocation (as updated by the Buyer from time to time to reflect payments made under the Royalty Agreement) and

Exhibit 2.1

shall file all Tax Returns that are required to be filed in connection with transactions contemplated by this Agreement and the Royalty Agreement in a manner consistent therewith, and neither the Buyer nor the Sellers shall take any position (whether in Tax proceedings, on Tax Returns, or otherwise) that is inconsistent with such allocation statement except as may be subsequently adjusted pursuant to an audit by IRS or by court decision. Each party shall promptly notify the other party upon receipt of notice of any pending or threatened Tax, audit, claim, or similar proceeding related to an allocation made pursuant to this Section 2.5.
Section 2.6    Sellers Representative
.
(a)    Each Seller, by his, her or its execution of this Agreement, hereby consents to the terms of this Section 2.6 and to the appointment of Mule Deer Sky LLC as such Seller’s representative and attorney-in-fact, with full power of substitution to act on behalf of the Sellers to the extent and in the manner set forth in this Agreement and the Escrow Agreement. All decisions, actions, consents and instructions by the Sellers Representative with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including all decisions, actions, consents and instructions relating to the defense or settlement of any claims for indemnification, and the Sellers Representative’s allocation of the Aggregate Closing Consideration or any other payment made by the Buyer hereunder among the Sellers, shall be binding upon all Sellers, and no Seller shall have the right to object to, protest or otherwise contest any such decision, action, consent or instruction. The Buyer shall be entitled to rely on any decision, action, consent or instruction of the Sellers Representative in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby as being the decision, action, consent or instruction of the Sellers, and each of the Buyer and its Affiliates is hereby relieved from any liability to any Person for acts done in accordance with any such decision, act, consent or instruction. The provisions of this Section 2.6, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one or more Sellers, or by operation of Law, whether by death or other event.
(b)    In the event the Sellers Representative becomes unable to perform its responsibilities hereunder or resigns from such position, the Sellers (acting by the vote of the Sellers who immediately prior to the Closing held a projected interest in the Purchase Price equal to or greater than a majority of the projected Purchase Price) shall select another representative to fill the vacancy of the Sellers Representative, and such substituted representative shall be deemed to be the Sellers Representative for all purposes under this Agreement and the Ancillary Agreements.
(c)    The Sellers Representative shall not be liable for any act done or omitted hereunder as the Sellers Representative while acting in good faith and in the exercise of reasonable judgment. The Sellers shall, severally (in proportions based on each Seller’s Pro Rata Share), indemnify the Sellers Representative and hold the Sellers Representative harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Sellers Representative and arising out of or in connection with the acceptance or administration of the Sellers Representative’s duties under this Agreement and the Ancillary Agreements, including the reasonable fees and expenses of any legal counsel retained by the Sellers Representative. This right of indemnification shall survive the termination of this Agreement. Any Person dealing with the Sellers Representative, including the Buyer and its Affiliates, is entitled to rely on the actions taken by, and consents and approvals given by, the Sellers Representative without the need for further investigation, and upon the communications of the Sellers Representative relating to the foregoing as the communications of the Sellers. A Person shall be entitled to rely on the Sellers Representative’s actions, consents, approvals and communications notwithstanding any knowledge of the relying Person. No Person shall have any liability for relying on the Sellers Representative in the foregoing manner.
(d)    Each of the Buyer and its Affiliates shall be entitled to unconditionally assume that any action taken or omitted, or any document executed by, Mule Deer Sky LLC, purporting to act as the Sellers Representative under or pursuant to this Agreement or the Ancillary Agreements or in connection with any of the transactions contemplated hereby, has been unconditionally authorized by Sellers to be

Exhibit 2.1

taken, omitted to be taken, or executed on their behalf so that they will be legally bound thereby, and no Seller shall institute any claim, lawsuit, arbitration or other proceeding against the Buyer or any of its Affiliates alleging that Mule Deer Sky LLC did not have the authority to act as the Sellers Representative on behalf of Sellers in connection with any such action, omission or execution. No modification or revocation of the power of attorney granted by the Sellers herein to Mule Deer Sky LLC to serve as the Sellers Representative shall be effective as against the Buyer or any of its Affiliates until it has received a document signed by all Sellers effecting said modification or revocation. The Buyer and its Affiliates are hereby relieved from any liability to any Person for any acts done by the Sellers Representative and any acts done by the Buyer in accordance with any decision, act, consent or instruction of the Sellers Representative.
Section 2.7    Withholding. The Buyer shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it determines it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. Tax Law. Any amounts that are so deducted and withheld shall be paid to the relevant Governmental Authority and shall be treated for all purposes of this Agreement as having been paid to the applicable Seller. Buyer shall provide to any applicable Seller written evidence for the payment or deposit of such Taxes on behalf of such Seller with the appropriate Government Authority as soon as practical but no later than the date on which such Taxes are due.

ARTICLES III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules delivered herewith (collectively, the “Disclosure Schedules”), each Seller, severally and not jointly, hereby represents and warrants to the Buyer as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date) as follows:
Section 3.1    Organization and Qualification. If such Seller is a legal entity, such Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has full corporate, limited liability company or limited partnership (as applicable) power and authority to own and dispose of the Equity Interests owned by it.
Section 3.2    Authority. If such Seller is a legal entity, such Seller has full corporate, limited liability company or limited partnership (as applicable) power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. If such Seller is a natural person, such Seller has legal capacity to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by such Seller of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, limited liability company, limited partnership or spousal or community property (as applicable) action. Each of this Agreement and the Ancillary Agreements to which such Seller is a party has been duly executed and delivered by such Seller and, assuming due execution and delivery by each of the other parties hereto and thereto, each of this Agreement and such Ancillary Agreements constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 3.3    No Conflict; Required Filings and Consents.

Exhibit 2.1

(a) The execution, delivery and performance by such Seller of this Agreement and each of the Ancillary Agreements to which such Seller is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not:
(i)    if such Seller is a legal entity, conflict with or violate the organizational documents of such Seller;
(ii)    conflict with or violate any Law applicable to such Seller or by which the Equity Interests owned by such Seller are bound or affected; or
(iii)    conflict with or violate, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person under, or otherwise adversely affect any rights of such Seller under, or result in the creation of any Encumbrance on any of the Equity Interests pursuant to, any Contract to which such Seller is bound, except, in the case of this clause (iii), for any such breaches, defaults or other occurrences that would not, individually or in the aggregate, materially impair the ability of such Seller to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.
(b) Such Seller is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by such Seller of this Agreement and each of the Ancillary Agreements to which such Seller is a party or the consummation of the transactions contemplated hereby or thereby except for such filings as may be required by any applicable federal or state securities or “blue sky” Laws.
Section 3.4    Equity Interests.Such Seller is the record and beneficial owner of the Equity Interests listed as owned by such Seller on Section 3.4 of the Disclosure Schedules, free and clear of any Encumbrance. Such Seller has the right, authority and power to sell, assign and transfer such Equity Interests to the Buyer. Upon delivery to the Buyer of such Equity Interests at the Closing and the Buyer’s payment of the Purchase Price, the Buyer shall acquire good, valid and marketable title to such Equity Interests, free and clear of any Encumbrance (other than those arising under securities Laws or created by the Buyer or any of its Affiliates).
Section 3.5    Acquisition of Buyer Common Shares. Such Seller is acquiring the Buyer Common Shares for its own account, for investment purposes only and not with a view to the distribution of such Buyer Common Shares. Such Seller understands that the offering and issuance of the Buyer Common Shares hereunder has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and that the Buyer Common Shares cannot be offered or re-sold until such offer and sale is subsequently registered under the Securities Act or unless an exemption from such registration is available to such Seller. Such Seller is an “accredited investor” as that term is defined in Rule 501(a) promulgated under the Securities Act. Such Seller acknowledges that the Buyer Common Shares issued hereunder will bear the following or substantially similar legend thereon:
“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective registration statement for the shares under such Act unless, in the opinion of counsel satisfactory to the issuer, registration is not required under such Act or any applicable state securities laws.”
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Exhibit 2.1

Except as set forth in the Disclosure Schedules, each Seller, severally and not jointly, hereby represents and warrants to the Buyer as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date) as follows:
Section 4.1    Organization and Qualification
(a)    Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and has full power and authority to own, lease and operate its respective properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)    The Company has furnished to the Buyer a complete and correct copy of the certificate of formation or equivalent organizational documents, each as amended to date, of the Company and each of its Subsidiaries. Such documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of the applicable provisions thereof in any material respect. The transfer books and minute books of the Company and its Subsidiaries have been made available for inspection by the Buyer prior to the date hereof and are true and complete in all material respects.
Section     4.2    Authority.
(a)    The Company has full limited liability company power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action. This Agreement and each of the Ancillary Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming due execution and delivery by each of the other parties hereto and thereto, each of this Agreement and such Ancillary Agreements constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
(b)    No vote or approval by, or other action of, the holders of any equity interests of the Company is necessary under any Law or Contract in connection with the execution and delivery of this Agreement or any Ancillary Agreement by the Company or the consummation of transactions contemplated hereby or thereby.
Section 4.3    No Conflict; Required Filings and Consents.
(a)    Except as set forth on Section 4.3 of the Disclosure Schedules, the execution, delivery and performance by the Company and the Sellers of this Agreement and each of the Ancillary Agreements to which the Company is or the Sellers are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:
(i)    conflict with or violate the certificate of formation or equivalent organizational documents of the Company or any of its Subsidiaries;
(ii)    conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is subject or affected; or
(iii)    conflict with or violate, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or

Exhibit 2.1

notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person under, or otherwise adversely affect any rights of the Company or its Subsidiaries under, or result in the creation of any Encumbrance on any property, asset or right of the Company or its Subsidiaries pursuant to any Contract to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of its respective properties, assets or rights may be bound or affected;
except, in the case of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(b)    None of the Company or any of its Subsidiaries is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement or any of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of the Company or any of its Subsidiaries, except for (i) such filings as may be required by any applicable federal or state securities or “blue sky” Laws and (ii) such actions or filings that the failure to take or make, as the case may be, would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c)    With respect to the Company and its Subsidiaries, no “fair price,” “interested shareholder,” “business combination” or similar provision of any state takeover Law is applicable to the transactions contemplated by this Agreement or any Ancillary Agreement.
Section 4.4    Capitalization. Section 4.4 of the Disclosure Schedules sets forth a complete and accurate list, as of the date of this Agreement, of all record owners of the issued and outstanding equity interests of the Company and for each Subsidiary of the Company, indicating the respective number and class of equity interests held by each. Except for the Equity Interests and except as set forth on Section 4.4 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries has issued or agreed to issue any: (a) equity or ownership interests; (b) options, warrants or interests convertible into or exchangeable or exercisable for equity or ownership interests; (c) equity appreciation rights, phantom equity, interests in the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based awards or rights; or (d) bonds, debentures or other Indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Each outstanding equity or ownership interest of the Company and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive or other rights of any Person to acquire securities of the Company or the applicable Subsidiary, and, in the case of its Subsidiaries, each such equity or ownership interest is owned by the Company or another Subsidiary, free and clear of any Encumbrance (other than those arising under securities Laws). All of the aforesaid equity or ownership interests of the Company and its Subsidiaries have been offered, sold and delivered by the Company or the applicable Subsidiary in compliance with all applicable U.S. federal, state and non-U.S. foreign Laws. Except for rights granted to the Buyer under this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued equity or ownership interests of the Company or its Subsidiaries. No equity or ownership interests of the Company or any of its Subsidiaries have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the certificate of formation or equivalent organizational documents of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. No equity or ownership interests of the Company are owned by the Company or held by the Company in treasury. There are no declared or accumulated but unpaid distributions in respect of any equity or ownership interests of the Company or any of its Subsidiaries. As of immediately prior to Closing, (i) all

Exhibit 2.1

issued and outstanding Incentive Units have been validly redeemed and cancelled by Management Holdco and are no longer outstanding, (ii) such redemption and cancellation has been duly authorized by all necessary limited liability company action on the part of Management Holdco and effected in compliance with the Management Holdco LLC Agreement and applicable Law and (iii) no holder thereof or any other Person will have any claim against the Company or any of its Subsidiaries in respect of the Incentive Units, other than the payment to each holder thereof of such holder’s Pro Rata Share of the Aggregate Closing Consideration as set forth in the Sellers’ Allocation Schedule and any payments due to such holder under the Royalty Agreement.
Section 4.5    Equity Interests. Except for the Subsidiaries listed on Section 4.4 of the Disclosure Schedules, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.
Section 4.6    Financial Statements; No Undisclosed Liabilities.
(a) True and complete copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2025 (the “Balance Sheet”) and for the period beginning April 1, 2024 and ended December 31, 2024, and the related audited consolidated statements of income of the Company and its Subsidiaries for 2025 and the period beginning April 1, 2024 and ended December 31, 2024, together with all related notes and schedules thereto, if any, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2026, and the related consolidated statements of income of the Company and its Subsidiaries for the three month periods ended March 31, 2026 and 2025, together with all related notes and schedules thereto, if any, (collectively referred to as the “Interim Financial Statements”), are attached hereto as Section 4.6(a) of the Disclosure Schedules. Each of the Financial Statements and Interim Financial Statements (i) are correct and complete in all material respects and have been prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or disclosed in the Applicable Accounting Principles) and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein. The Company and its Subsidiaries have established, administered and maintained a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and that the transactions have been recorded as necessary to permit the preparation of the Financial Statements.
(b) Neither the Company nor any of its Subsidiaries has any liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether known or unknown and whether or not required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries (prepared on a consolidated basis) or disclosed in the notes thereto, except for liabilities and obligations (i) that are disclosed, specifically reflected on or adequately reserved against in the Financial Statements or disclosed in the notes thereto, to the extent so reflected or reserved thereon, (ii) set forth on Section 4.6(b) of the Disclosure Schedules, (iii) incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet, (except to the extent such liabilities arise from tortious conduct, litigation, infringement, misappropriation, breaches of warranty or the failure to comply with applicable Law), (iv) expressly incurred in connection with this Agreement or (v) which would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
(c) The books of account and financial records of the Company and its Subsidiaries are true and correct in all material respects and have been prepared and are maintained in accordance with sound accounting practice.

Exhibit 2.1

Section 4.7    Absence of Certain Changes or Events. Since the date of the Balance Sheet: (i) the Company and its Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice; (ii) there has not been any change, event or development or prospective change, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries has suffered any material loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (iv) neither the Company nor any of its Subsidiaries has taken any of the following actions:
(a)    amended or otherwise changed its certificate of formation or bylaws or equivalent organizational documents;
(b)    issued, sold, pledged, transferred, abandoned, disposed of or otherwise subjected to any Encumbrance (i) any equity or ownership interests of the Company or any of its Subsidiaries, (ii) any options, warrants, convertible securities or other rights of any kind to acquire any equity or ownership interests of the Company or any of its Subsidiaries, (iii) any properties or assets of the Company or any of its Subsidiaries, including Company Owned IP, other than sales or transfers of inventory in the ordinary course of business consistent with past practice or (iv) any stock appreciation rights, phantom stock, interests in the ownership or earnings of the Company or any of its Subsidiaries;
(c)    declared, set aside, made or paid any non-cash dividend or other distribution on or with respect to any of its equity or ownership interest;
(d)    reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its equity or ownership interest, or made any other change with respect to its capital structure;
(e)    directly or indirectly acquired any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets, or enter into any joint venture, strategic alliance, exclusive dealing, noncompetition or similar contract or arrangement;
(f)    adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or otherwise alter the Company’s organizational structure;
(g)    incurred any Indebtedness or issued any debt securities or assumed, guaranteed or endorsed, or otherwise became responsible for, the obligations of any Person, or made any loans or advances, except in the ordinary course of business consistent with past practice;
(h)    amended, waived, modified or consented to the termination of any Material Contract, or amended, waived, modified or consented to the termination of the Company’s or any of its Subsidiaries’ rights thereunder;
(i)    except as set forth on Section 4.7(i) of the Disclosure Schedules, authorized, or made any commitment with respect to, any single capital expenditure that is in excess of $50,000 or capital expenditures that are, in the aggregate, in excess of $250,000 for the Company or any of its Subsidiaries, taken as a whole;
(j)    except as set forth on Section 4.7(j) of the Disclosure Schedules, entered into any lease of real or personal property or any renewals thereof involving a term of more than six months or rental obligation exceeding $10,000 per year in any single case;
(k)    entered into any collective bargaining agreement with any labor organization;
(l)    implemented or announced any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the WARN Act;
(m)    except as set forth on Section 4.7(m) of the Disclosure Schedules and except as required by applicable Law or terms of any Plan (i) increased the base compensation or any other compensation payable, or to become payable, to its directors, officers or employees or other service providers or the benefits provided to its directors, officers or employees, (ii) granted or increased, or

Exhibit 2.1

announced a grant or increase of, any incentive awards, change in control, sale, transaction or similar bonuses, or other incentive compensation, (iii) granted or increased, or announced a grant or increase of, any severance or termination payment, (iv) established, adopted, entered into or amended any Plan or arrangement that would be a Plan if it were in existence on the date hereof, or (v) hired or engaged or terminated (other than for “cause”) the employment or engagement of any employee or other individual service provider;
(n)    entered into any Contract with any Related Party of the Company or any of its Subsidiaries;
(o)    except as set forth on Section 4.7(o) of the Disclosure Schedules, made any change in any method of accounting or accounting practice or policy, except as required by GAAP;
(p)    except as set forth on Section 4.7(p) of the Disclosure Schedules made, revoked or modified any Tax election, settled or compromised any Tax liability or filed any Tax Return other than on a basis consistent with past practice;
(q)    paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business consistent with past practice;
(r)    canceled, compromised, waived or released any right or claim of material value;
(s)    commenced or settled any Action (other than immaterial Actions related to worker’s compensation involving non-officer employees);
(t)    entered into any new line of business;
(u)    (A) settled any claim, notice, audit, assessment, or other proceeding in respect of material Taxes; (B) changed any material annual Tax accounting period in respect of income Taxes; (C) entered into any Tax allocation agreement, Tax sharing agreement, or Tax indemnity agreement (in each case, other than any customary commercial agreements entered into in the ordinary course of business, of which no significant purpose is related to Taxes); (D) entered into any closing agreement relating to any material amount of Taxes; (E) surrendered any right to claim a refund of material Taxes; (F) consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or (G) made, revoked or modified any material Tax election; or
(v)    announced an intention, entered into any formal or informal agreement, or otherwise made a commitment to do any of the foregoing.

Section 4.8    Compliance with Law; Permits.
(a)    Except as set forth on Section 4.8(a) of the Disclosure Schedules, each of the Company and its Subsidiaries is, and for the three years prior to the date hereof has been, in compliance in all material respects with all Laws applicable to it or its assets, properties or business. Except as set forth on Section 4.8(a) of the Disclosure Schedules, none of the Company, any of its Subsidiaries or any of its or their executive officers has received for the three years prior to the date hereof, nor is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or any of its Subsidiaries is not in compliance in any material respect with any Law applicable to it.
(b)    Section 4.8(b) of the Disclosure Schedules sets forth a true and complete list of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”). Each of the Company and its Subsidiaries is and has been in compliance in all material respects with all such Permits, and all such Permits are in full force and effect. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby.

Exhibit 2.1

No Permit is held in the name of any employee, individual independent contractor, officer, manager, equityholder, agent or otherwise on behalf of the Company or any of its Subsidiaries.

Section 4.9    Litigation. Except as set forth on Section 4.9 of the Disclosure Schedules, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any material property or asset of the Company or any of its Subsidiaries, or any of the employees, officers, individual independent contractors or managers of the Company or any of its Subsidiaries in regards to their actions as such, nor is there any basis for any such Action. There is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of the Company, threatened investigation by, any Governmental Authority relating to the Company or any of its Subsidiaries, any of its or their properties or assets, any of the Company’s or its Subsidiaries’ employees, officers, individual independent contractors or managers, or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no material Action by the Company or any of its Subsidiaries pending, or which the Company or any of its Subsidiaries has commenced preparations to initiate, against any other Person.
Section 4.10    Employee Benefit Plans.
(a)    Section 4.10(a) of the Disclosure Schedules sets forth a true and complete list of each material Plan, and separately identifies each PEO Plan. With respect to each material Non-PEO Plan, the Company has furnished to the Buyer a true and complete copy of each such Plan and has delivered to the Buyer a true and complete copy of each plan document, if any, governing each such Plan, including, as applicable, (i) a copy of each trust or other funding arrangement, (ii) the current summary plan description and any summaries of material modifications, (iii) the two most recently filed Internal Revenue Service (“IRS”) Form 5500s, (iv) the most recently received IRS determination letter for each such Plan, (v) the most recently prepared actuarial report and financial statement in connection with each such Plan, (vi) IRS Forms 1094-C and 1095-C for 2023 through 2025, and (vii) any non-routine correspondence with any Governmental Authority with respect to such Plan for the three years prior to the date hereof. With respect to each PEO Plan, the Company has furnished to the Buyer a written summary of all of the material terms of such PEO Plan and each of the foregoing items (i) through (vii) to the extent available to the Company. Neither the Company nor any of its Subsidiaries have any express or implied commitment (A) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (B) to enter into any Contract to provide compensation or benefits to any individual or (C) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the “Code”).
(b)    None of the Plans is, and neither the Company, its Subsidiaries nor any of their ERISA Affiliates have ever sponsored, contributed to, been obligated to contribute to or had any current or contingent liability or obligation under any employee benefit plan that is (i) a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”), (ii) a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company or any of its Subsidiaries could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”) (iii) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), (iv) subject to Title IV of ERISA, or (v) any other defined benefit pension plan, whether or not subject to ERISA. Except as set forth on Section 4.10(b) of the Disclosure Schedules, none of such Plans: (i) provides for the payment of separation, severance, termination or similar-type benefits to any person; (ii) obligates the Company or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits solely or partially as a result of the transactions contemplated by this Agreement or the Ancillary Agreements; or (iii) obligates the Company or any of its Subsidiaries to make any payment or provide any benefit as a result of the transactions contemplated by this Agreement or the Ancillary Agreements. Except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or any comparable state Law, and for which the covered participant pays full cost of coverage, none of the Plans provide for or promises retiree medical,

Exhibit 2.1

disability or life insurance benefits to any current or former employee, individual independent contractor, officer or manager of the Company or any of its Subsidiaries.
(c)    Except as set forth on Section 4.10(c) of the Disclosure Schedule, each Non-PEO Plan and, to the Knowledge of the Company, each PEO Plan, is now and has for the three years prior to the date hereof, been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. The Company and its Subsidiaries have in all material respects performed all obligations required to be performed by them and are not in any respect in default under or in violation under any Plan, nor to the Knowledge of the Company is there any such default or violation by any other party to any Plan.
(d)    Each Non-PEO Plan, and, to the Knowledge of the Company, each PEO Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a timely favorable determination letter from the IRS that the Plan is so qualified. No fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Plan.
(e)    There has not been any non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan. Neither the Company nor any of its Subsidiaries have incurred any liability under, arising out of or by operation of Title IV of ERISA (including on account of any ERISA Affiliate), other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that would give rise to any such liability.
(f)    All contributions, premiums or payments required to be made with respect to any Plan have in all material respects been made on or before their due dates. All such contributions have been fully deducted for income tax purposes. No such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists that would give rise to any such challenge or disallowance. As of the date hereof, no Plan that is subject to Title IV of ERISA will have an “unfunded benefit liability” within the meaning of Section 4001(a)(18) of ERISA.
(g)    There are no Actions (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, anticipated or expected to be asserted with respect to any Non-PEO Plan or any related trust or other funding medium thereunder or with respect to the Company or any of its Subsidiaries or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof, and no fact or event exists that would give rise to any such Action. To the Knowledge of the Company, there are no Actions (other than routine claims for benefits) pending or threatened, anticipated or expected to be asserted with respect to any PEO Plan or any related trust or other funding medium thereunder.
(h)    No Non-PEO Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the Knowledge of the Company, the subject of an audit, investigation or examination by any Governmental Authority. To the Knowledge of the Company, no Non-PEO Plan or any related trust or other funding medium thereunder or any fiduciary thereof is the subject of an audit, investigation or examination by any Governmental Authority.
(i)    The Company and its Subsidiaries and its ERISA Affiliates do not maintain any Plan which is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Patient Protection and Affordable Care Act and the Health Insurance Portability and Accountability Act of 1986. Neither the Company nor its Subsidiaries are subject to any liability, including additional contributions, taxes, fines, penalties or loss of tax deduction as a result of such administration and operation. Neither the Company nor any of its Subsidiaries has incurred (whether or not assessed) any material penalty or Tax

Exhibit 2.1

under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such material penalties or Taxes.
(j)    With respect to each Non-PEO Plan and, to the Knowledge of the Company, each PEO Plan, that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code), (i) such plan or arrangement has been operated in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan or arrangement is subject to Section 409A of the Code and so as to avoid any tax, interest or penalty thereunder; and (ii) the document or documents that evidence each such plan or arrangement have conformed to the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code. Neither the Company nor its Subsidiaries have any obligation to compensate any Person for any excise taxes that may be incurred by such Person under Section 409A of the Code.
(k)    Neither the Company nor its Subsidiaries are obligated to make any payments, including under any Plan, that reasonably could be expected to be “excess parachute payments” pursuant to Section 280G of the Code and the Company and its Subsidiaries have no obligation to compensate any Person for any excise taxes that may be incurred by such Person under Section 4999 of the Code.
Section 4.11    Labor and Employment Matters.
(a)    Section 4.11(a) of the Disclosure Schedules sets forth a complete and accurate list of each current employee and individual independent contractor of the Company or any of its Subsidiaries (each a “Company Service Provider”), and with respect to each Company Service Provider, (i) his or her (A) name or employee ID number; (B) title or position (including whether full or part time); (C) employment location; (D) employer entity; (E) status as exempt or non-exempt under the Fair Labor Standards Act (or analogous local Law); (F) hire date (and any other applicable service crediting date); (G) current annual base compensation or hourly wage rate; and (H) commission, bonus or other incentive-based compensation arrangements (including target bonus, if applicable); (ii) a description of the fringe benefits provided to each such individual as of the date hereof; and (iii) whether such individual is currently actively employed and, if on leave of absence, the nature of the leave, when such leave began and the expected return to work date.
(b)    Neither the Company nor its Subsidiaries are a party to any labor or collective bargaining Contract that pertains to employees of the Company or any of its Subsidiaries. There are no, and for the three years prior to the date hereof, have been no, organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees providing services to the Company or its Subsidiaries. There is no, and for the three years prior to the date hereof, has been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, nor is there any basis for the foregoing. Neither the Company nor any of its Subsidiaries has breached or otherwise failed to comply with the provisions of any collective bargaining or union Contract. There are no pending or, to the Knowledge of the Company, threatened union grievances or union representation questions involving employees providing services to the Company or its Subsidiaries.
(c)    Each of the Company and its Subsidiaries is, and for the three years prior to the date hereof, has been, in compliance in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration (including timely and, proper documentation evidenced on government issued I-9 forms for all employees and contract labor and the proper confirmation of employee visas), employee privacy, employment practices and classification of employees, consultants and independent contractors. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. Except as set forth on Section 4.11(c) of the Disclosure Schedules, no unfair labor practice or labor charge or complaint is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the

Exhibit 2.1

National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority.
(d)    Each of the Company and its Subsidiaries has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all material amounts required to be withheld from employees of the Company or the applicable Subsidiaries and is not liable for any arrears of wages, taxes, or penalties in connection with any services or work performed on behalf of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has paid in full to all its employees or adequately accrued in accordance with GAAP for all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees.
(e)    Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Neither the Company nor any of its Subsidiaries or any of its or their officers or managers have received for the three years prior to the date hereof, any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.
(f)    There has not been, and the Company does not anticipate or have any reason to believe that there will be, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. To the Knowledge of the Company, no current employee or officer of the Company or any of its Subsidiaries intends, or is expected, to terminate his or her employment relationship with such entity following the consummation of the transactions contemplated hereby.
(g)    Since January 1, 2023, neither the Company nor its Subsidiaries have experienced a “plant closing” or “mass layoff” as defined in the WARN Act.
(h)    To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or any of its Subsidiaries; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any of its Subsidiaries.
(i)    Except as set forth on Section 4.11(i) of the Disclosure Schedules, since January 1, 2023, (i) no allegations of workplace sexual harassment, discrimination or other misconduct have been made, initiated, filed or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their current or former directors, officers or employees in their capacities as such, (ii) to the Knowledge of the Company, no incidents of any such workplace sexual harassment, discrimination or other misconduct have occurred, and (iii) neither the Company nor any of its Subsidiaries have entered into any settlement agreement related to allegations of sexual harassment, discrimination or other misconduct by any of their directors, officers or employees described in clause (i) hereof or any independent contractors in their capacities as such.
Section 4.12    Title to, Sufficiency and Condition of Assets.
(a)    The Company and its Subsidiaries have good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the Balance Sheet or acquired in the ordinary course of business since the date of the Balance Sheet, except those sold or otherwise disposed of for fair value since the date of the Balance Sheet in the ordinary course of business consistent with past practice. The assets owned or leased by the Company and its Subsidiaries constitute all of the assets necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted in all material respects. None of the assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for Taxes, special assessments or other governmental charges not yet past due and payable or the amount or validity of which is being contested in good faith by appropriate process and, in each case, for which adequate reserves have been established in

Exhibit 2.1

accordance with the Applicable Accounting Principles, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar statutory liens arising in the ordinary course of business of the Company or such Subsidiary, consistent with past practice, and for amounts which are not yet due and payable or the amount or validity of which are being contested in good faith by appropriate proceedings and, in each, for which adequate reserves have been established in accordance with the Applicable Accounting Principles and otherwise (iii) non-exclusive licenses to Company Owned IP granted in the ordinary course of business, (iv) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, or similar programs mandated under applicable Laws, (v) liens on vehicles leased from Enterprise FM Trust, and (vi) other than with respect to Intellectual Property, any covenants, conditions, restrictions, easements and other similar matters of record, that do not, individually or in the aggregate, materially impair the continued ownership, occupancy, use or operation of the assets to which they relate for the current or contemplated use of such assets (collectively, “Permitted Encumbrances”).
(b)    All tangible assets owned or leased by the Company or its Subsidiaries have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, subject to regularly scheduled maintenance and upgrades, and are adequate for the uses to which they are being put.
(c)    All tangible assets owned or leased by the Company or any of its Subsidiaries are located on Owned Real Property or Leased Real Property, on location with a customer of the Company in accordance with the records of the Company or in transit between such customer location and Owned Real Property or Leased Real Property in the ordinary course of business. Except as set forth on Section 4.12(c) of the Disclosure Schedules, the Company has not made any unfulfilled commitments for the acquisition of any material tangible assets other than replacement parts and regular scheduled maintenance or upgrade in the ordinary course of business. Except in the ordinary course of business, to the Knowledge of the Company, none of the material tangible assets will require material maintenance or upgrade in the next six months following the date hereof to remain in good operating condition and repair or continue operating in the ordinary course of business.
Section 4.13    Real Propert .
(a)    Section 4.13(a) of the Disclosure Schedules sets forth a true and complete list of all Owned Real Property and Leased Real Property. Each of the Company and its Subsidiaries has (i) good, valid and marketable title in fee simple to all Owned Real Property and (ii) has good and valid leasehold interest in all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. Except in connection with the consummation of the transactions contemplated by this Agreement and Permitted Encumbrances, neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Owned Real Property or Leased Real Property, or any portion thereof. There are no outstanding Contracts, options, rights of first refusal, or rights of first offer to purchase, sell, lease, sublease, license, or otherwise grant any right to possess, use, or occupy any Owned Real Property or any portion thereof or interest therein. None of the Company or any Subsidiaries have granted any assignment, lease, license, sublease, sub-option, easement, subordination, concession or other agreement (written or oral) granting to any Person the right to possess, use or occupy any Owned Real Property or Leased Real Property, except Permitted Encumbrances. The Company has delivered or made available to the Buyer true and complete copies of all (x) leases, licenses, occupancy agreements, office services agreements, or other agreements providing the Company or any Subsidiary the right to use or occupy any Leased Real Property and all amendments and modifications thereto, and all guaranties, related thereto (“Real Property Leases”), (y) deeds or indentures evidencing ownership of the Owned Real Property, and (z) all title insurance policies, surveys, and third party reports applicable to the Owned Real Property and Leased Real Property in the Company’s or any Subsidiary’s possession or under the Company’s or any Subsidiary’s control.
(b)    All Real Property Leases are in full force and effect, constitute valid and binding agreements of the Company and/or its Subsidiaries and will remain valid and binding in accordance with their terms following the Closing. There exists no default under any such Real Property Leases by the

Exhibit 2.1

Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto or permit termination, modification, or acceleration thereunder. Neither the Company nor any Subsidiaries have received any written notice of termination or change to, or receipt of a proposal with respect to, any Real Property Lease as a result of the transactions contemplated by this Agreement or otherwise. There are no oral agreements in effect as to any Real Property Leases. There is no litigation, arbitration, investigation or administrative proceeding pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company with respect to the Leased Real Property. All rents, additional rents and other sums, expense and charges due under the Real Property Leases have been paid, and none of the security deposits, if any, held by a landlord under any Real Property Lease have been applied by such landlord to the payment of rents or any other amounts due under such Real Property Lease.
(c)    Neither the Company nor any of its Subsidiaries has received written notice that the Owned Real Property or Leased Real Property is subject to any judgment to be sold or to any governmental decree or order to be sold or is being condemned, expropriated, re-zoned or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed or is contemplated. There are no contractual or legal restrictions that preclude or restrict the ability to use any Owned Real Property or Leased Real Property by the Company and/or its Subsidiaries for the current or contemplated use of such real property. The operation of the Company or its applicable Subsidiary on any Owned Real Property or to its Knowledge, Leased Real Property, nor to its Knowledge, such Owned Real Property or Leased Real Property (including the improvements thereon), violate, in any material respect, any applicable Contract, building code, zoning requirement or statute relating to such property or operations thereon. All applicable certificates of occupancy and permits required to use or occupy the Owned Real Property and Leased Real Property for the current, proposed, or contemplated use of such real property have been obtained, paid, and are in full force and effect, and such certificates of occupancy and permits shall remain in full force and effect following the Closing. There are no outstanding notices of violation or unpaid fines or penalties in connection with the Owned Real Property or Leased Real Property, and to the Knowledge of the Company, no conditions exist which, with notice or lapse of time or both, would constitute a violation of any applicable certificate of occupancy or other permit with respect to the Owned Real Property or Leased Real Property.
(d)    There are no material adverse physical conditions affecting the Owned Real Property or the Leased Real Property. All plants, warehouses, distribution centers, structures and other buildings or improvements located on, making up, or a part of the Owned Real Property or the Leased Real Property are adequately maintained and are in good operating condition and repair for the requirements of the business of the Company and its Subsidiaries as currently conducted reasonable wear and tear excepted. There has been no material destruction, damage or casualty with respect to any of the Owned Real Property or Leased Real Property that has not been fully repaired or restored in accordance with applicable Law and the condition and use of the Owned Real Property and the Leased Real Property conform, in all material respects, to each applicable certificate of occupancy and all other permits required to be issued in connection therewith. All facilities, buildings or other improvements on or located at the Owned Real Property or the Leased Real Property are supplied with utilities and other services necessary for the operation of said facilities, buildings or other improvements as currently conducted. All Owned Real Property and Leased Real Property have adequate parking, loading and unloading facilities, turning radii, and means of ingress and egress for the current, proposed, and contemplated use of such real property.
(e)    Neither the Company nor any Subsidiaries are obligated to pay any leasing or brokerage commission relating to any Real Property Lease, which remains outstanding or will remain outstanding following the Closing.
(f)    All Taxes assessed against any Owned Real Property or Leased Real Property have been fully assessed and there are no exemptions, abatements or other concessions in effect. There are no

Exhibit 2.1

(i) pending or contemplated protests or reduction proceedings affecting the real estate taxes assessed against the Owned Real Property or, to the Knowledge of the Company, the Leased Real Property, or (ii) any pending or threatened special assessments affecting the Owned Real Property or, to the Knowledge of the Company, the Leased Real Property. Neither the Company nor any Subsidiary is currently contesting any real estate tax valuation or assessments for the Owned Real Property or Leased Real Property.
Section 4.14    Intellectual Property and Information Technology.
(a)    Section 4.14(a) of the Disclosure Schedules sets forth a true and complete list of all issued, registered or applied for Company Owned IP, including Domain Names and Social Media Accounts (the “Company Registered IP”) and any material unregistered Marks. Except as set forth in Section 4.14(a) of the Disclosure Schedules, the Company or one of its Subsidiaries is the sole and exclusive beneficial and record owner of all of the Company Registered IP. All Company Registered IP is valid and subsisting and, to the Knowledge of the Company, enforceable. The Company has not received any notice or claim challenging the validity or enforceability of any Company Owned IP or alleging any misuse of such Company Owned IP. No Company Owned IP has been abandoned, cancelled, forfeited, relinquished or adjudicated invalid or unenforceable, or is subject to any outstanding order, writ, injunction, judgment, stipulation or decree of a Governmental Authority restricting its use or adversely affecting or reflecting the Company’s or its Subsidiaries’ rights thereto. Neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Owned IP (including the failure to pay any filing, examination, issuance, post registration and maintenance fees, annuities and the like and the failure to disclose any known material prior art in connection with the prosecution of patent applications).
(b)    No suit, action, reissue, reexamination, inter-party review, public protest, interference, arbitration, mediation, opposition, cancellation, Internet domain name dispute resolution or other proceeding (collectively, “Suit”) has been decided, threatened or asserted concerning the Company Owned IP, including any Suit concerning a claim or position that the Company Owned IP has been violated or is invalid, unenforceable, not patentable, not registerable, cancellable, not owned or not owned exclusively by the Company or the Subsidiaries. To the Knowledge of the Company, no valid basis for any such Suit or claim exists.
(c)    The Company or its Subsidiaries exclusively own or otherwise hold valid rights to use, free and clear of any and all Encumbrances (other than Permitted Encumbrances), all Intellectual Property necessary for, contemplated to be used or used in the Company’s or its Subsidiaries’ businesses as presently conducted (together with the Company Owned IP, the “Company Business IP”). All such rights are fully assignable by the Company and the Subsidiaries to any Person, without payment, consent of any Person or other condition or restriction.
(d)    No Suit has been threatened in writing or, to the Knowledge of the Company, orally (including in the form of offers or invitations to obtain a license), asserted, decided or is pending concerning any claim or position that the Company or the Subsidiaries have violated any Intellectual Property rights.
(e)    The Company and its Subsidiaries have taken commercially reasonable steps to protect its and their rights in its Intellectual Property and at all times has maintained the secrecy, confidentiality and value of all material Trade Secrets used in the businesses of the Company and any of its Subsidiaries (collectively, “Business Trade Secrets”), including entering into appropriate confidentiality agreements with all Persons with access to the Business Trade Secrets. None of the Business Trade Secrets has been disclosed or authorized to be disclosed to any Person other than to employees or agents of the Company or its Subsidiaries for use in connection with the business of the Company or its Subsidiaries or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interest of the Company and its Subsidiaries in and to such matters. To the Knowledge of the Company, no unauthorized disclosure of any Business Trade Secrets has occurred.

Exhibit 2.1

(f)    All Intellectual Property developed by or for the Company and its Subsidiaries was conceived, invented, reduced to practice, authored or otherwise created solely by either employees of the Company or its Subsidiaries acting within the scope of their employment, or independent contractors of the Company or its Subsidiaries pursuant to agreements containing an assignment (by a present tense assignment) of Intellectual Property to the Company or its Subsidiaries. All current and former employees, consultants and contractors of the Company or any of its Subsidiaries, have executed and delivered proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms and, the Company has delivered or made available to the Buyer true and complete copies of such standard.
(g)    The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by or on behalf of the Company or any of its Subsidiaries, and all of the other activities or operations of the Company or any of its Subsidiaries, have not in the past six years infringed upon, misappropriated, violated, diluted or constituted the unauthorized use of, any Intellectual Property of any third party, and neither the Company nor any of its Subsidiaries has received any written notice or claim in the past six years asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use is or may be occurring or has or may have occurred, nor to the Knowledge of the Company is there a reasonable basis therefor. No Intellectual Property licensed to the Company or any of its Subsidiaries, is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use or licensing thereof by the Company or any of its Subsidiaries. To the Knowledge of the Company, in the past six years, no third party has or is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries in a material manner.
(h)    All Domain Names and Social Media Accounts used by the Company and its Subsidiaries are registered in the name of the Company or the applicable Subsidiary and held in hosting accounts associated with a Company email address, and all login credentials (e.g., user names and passwords) for such accounts are under the sole control of the employees of the Company or applicable Subsidiary. Upon the consummation of the Closing, the Buyer shall succeed to all such Domain Names and Social Media Accounts, including by transferring such Domain Names and Social Media Accounts to a hosting account associated with the Buyer.
(i)    Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Company Owned IP. Upon the consummation of the Closing, the Buyer shall succeed to all Company Owned IP necessary for the conduct of the Company’s and its Subsidiaries’ businesses as they are currently conducted and all of such rights shall be exercisable by the Buyer to the same extent as by the Company and its Subsidiaries prior to the Closing. No loss of any of Company Owned IP used by the Company or any of its Subsidiaries in the conduct of its business is threatened, pending or reasonably foreseeable.
(j)    The execution, delivery and performance by the Company and each Seller of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, will not (i) alter or impair the ownership or right of the Company or its Subsidiaries to use any of the Company Business IP or any component thereof or (ii) give rise to any right of any third party to terminate or re-price or otherwise modify any of the Company’s or its Subsidiaries’ rights or obligations under any agreement under which any right or license of or under Intellectual Property is granted to or by the Company or its Subsidiaries. The Company Business IP constitutes all Intellectual Property necessary to operate the businesses of the Company and its Subsidiaries as currently conducted and as currently contemplated to be conducted.
(k)    The Company or one of its Subsidiaries, as the case may be, owns or has rights to access and use all computer hardware, servers, networks, platforms, firmware, applications, databases, peripherals, data communication lines and other information technology equipment and related systems, including any outsourced systems and processes, in each case, used in connection with the business of the Company and its Subsidiaries or otherwise necessary for the conduct of the business of the Company and its Subsidiaries (collectively, the “IT Systems”). The Company and its Subsidiaries have taken

Exhibit 2.1

commercially reasonable steps in material accordance with industry standards to secure the IT Systems from unauthorized access or use by any Person, and to ensure the continued and materially uninterrupted and error-free operation of the IT Systems. The IT Systems are adequate in all material respects for their intended use and for the operation of the business of the Company and its Subsidiaries as currently operated by the Company and its Subsidiaries, and are in good working condition (normal wear and tear excepted), and, to the Knowledge of the Company, are free of all viruses, worms, Trojan horses and other known contaminants and do not contain any material bugs, errors or problems of a nature that would materially disrupt their operation or have a material adverse impact on the operation of the IT Systems. There has not been any malfunction or vulnerability with respect to any of the IT Systems for the three years prior to the date hereof, that has not been remedied or replaced in all material respects. If the IT Systems were to be continued independently from the Buyer’s information technology systems and processes, no material capital expenditures are necessary with respect to the use of the IT Systems other than capital expenditures in the ordinary course of business that are consistent with the past practice of the Company and its Subsidiaries.
Section 4.15    Taxes.
(a)    Except as set forth on Section 4.15(a) of the Disclosure Schedules, all income and other material Tax Returns required to be filed by or with respect to each of the Company and its Subsidiaries have been timely filed on or before the due date thereof (taking into account any applicable extension of time within which to file), and such Tax Returns are true, correct and complete in all material respects. There are no Taxes of the Company or any of its Subsidiaries, or any of the respective Affiliates of any of the foregoing for which the Buyer (or any of its Affiliates) would reasonably be expected to be liable as a result of the transactions contemplated by this Agreement, other than Taxes accrued on the Preliminary Closing Balance Sheet.
(b)    All material Taxes of the Company and its Subsidiaries that are required by Law to be paid by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Each of the Company and its Subsidiaries has adequately reserved in the Financial Statements in accordance with GAAP all Taxes (whether or not shown on any Tax Return) that have accrued but are not yet due or payable as of the dates thereof. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. Each of the Company and its Subsidiaries has complied in all material respects with applicable Tax Laws.
(c)    Neither the Company nor any of its Subsidiaries is currently the subject of an audit, examination or other Actions relating to Taxes of the Company or any of its Subsidiaries by any Taxing Authority. Neither the Company nor any of its Subsidiaries has received any written notices from any Taxing Authority that such an audit, examination or other Actions is currently pending or being threatened. No deficiency for any material amount of Taxes has been asserted or assessed by any Taxing Authority in writing against the Company or any of its Subsidiaries, except for deficiencies which have been satisfied by payment, settled, withdrawn or otherwise resolved. To the Knowledge of the Company, there are no matters under discussion with any Taxing Authority with respect to the liability of the Company or any of its Subsidiaries with respect to Taxes that would reasonably be expected to result in an additional material liability for Taxes with respect to the Company or any of its Subsidiaries.
(d)    All material Taxes that the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect in connection with amounts paid or owing to any independent contractor, creditor, member or other third party have been duly withheld or collected, and have been timely paid or remitted over to the proper Taxing Authorities to the extent due and payable. Each of the Company and its Subsidiaries properly has requested, received, and retained material necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transaction as to which such Person otherwise would have been obligated to collect or withhold Taxes. Each of the Company and its Subsidiaries has complied with all material information reporting and record keeping requirements under all applicable Tax Laws, including retention and maintenance of required records with respect thereto.

Exhibit 2.1

(e)    There are no material Encumbrances with respect to Taxes (other than Permitted Encumbrances) on any of the assets of or the equity interests in the Company or any of its Subsidiaries.
(f)    Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, indemnification or allocation agreement or other similar Contract, other than (i) any Tax sharing, indemnification or allocation agreement or Contract the only parties to which are any the Company or any of its Subsidiaries and (ii) any customary Contracts entered into in the ordinary course of business and the principal purpose of which is not the allocation or sharing of Taxes.
(g)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 or Section 361 of the Code.
(h)    Neither the Company nor any of its Subsidiaries has received a written material claim to pay Taxes or file Tax Returns from a Taxing Authority of a certain type in a jurisdiction where the Company or such Subsidiary has not filed Tax Returns of such type, which such claim has not been resolved.
(i)    Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) (or any corresponding or comparable U.S. state or local or non-U.S. Tax Law) that has not been disclosed in the relevant Tax Return of the Company or such Subsidiary.
(j)    Each of the Company and its Subsidiaries is in material compliance with all applicable transfer pricing Laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of such Person, and the prices charged, paid, or incurred between (or among) the Company and its Subsidiaries and their respective Affiliates, or any combination thereof, for any property or services (or for the use of money or any other property) are arm’s-length prices for purposes of all applicable transfer pricing Laws (and no other material consideration has been charged, paid, or incurred for any such property or services other than those documented prices that were charged, paid, and incurred for such property and services).
(k)     Each of the Company and its Subsidiaries has previously delivered or made available to the Buyer complete and accurate copies of all material U.S. federal, state, local, and non-U.S. Tax Returns of such Person for all taxable years since the formation of the Company and its Subsidiaries, as applicable, including, if available, for the most recent taxable year, and complete and accurate copies of all audit or examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries for all taxable years remaining open under the applicable statutes of limitations.
(l)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax which such waiver or extension is currently in effect, nor has any request been made in writing for any such extension or waiver other than extensions automatically available by statute that do not result in the imposition of any penalty or addition to Tax. There are no powers of attorney in effect with respect to Taxes of the Company or any of its Subsidiaries.
(m)    Neither the Company nor any of its Subsidiaries has sought or received any benefit in respect of any Pandemic Response Law.
(n)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date (whether pursuant to Code Section 481, Code Section 263A, or otherwise); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made prior to the Closing; (iv) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of applicable state, local, or non-U.S.

Exhibit 2.1

Law); (v) prepaid amount received on or prior to the Closing Date; (vi) deferred revenue accrued prior to the Closing Date; (vii) deferred gains arising prior to the Closing Date; (viii) income attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date (i.e., measured as though the Closing Date were the last day of the applicable taxable period), in each case as applicable to the Company or any of its Subsidiaries (or any Affiliate of such Person), to the extent such income is (A) for taxable years beginning on or before December 31, 2025, “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), (B) for taxable years beginning after December 31, 2025, “net CFC tested income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of applicable state, local, or non-U.S. Law), or (C) “subpart F income” within the meaning of Section 951 of the Code (or any corresponding or similar provision of applicable state, local, or non-U.S. Law); or (ix) any election under Section 965(h) of the Code. Each of the Company and its Subsidiaries is, and has been at all times on and subsequent to its formation, an “accrual method” taxpayer under the Code. The taxable year of the Company and each of its Subsidiaries is the calendar year.
(o)    Neither the Company nor any of its Subsidiaries will have any liability for the Taxes of any other Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by contract, operation of Law or otherwise.
(p)    Neither the Company nor any of its Subsidiaries ever has been included in (or is includible in) any “affiliated group” within the meaning of Section 1504(a)(1) of the Code.
(q)    The tax classification for U.S. federal income tax purposes of each of the Company and its Subsidiaries at all times on and after the date of formation of each such entity, and as of the Closing Date is set forth on Section 4.15(q) of the Disclosure Schedules (and, if the applicable Person has had more than one tax classification for U.S. federal income tax purposes on or subsequent to its formation, then each tax classification of such Person is set forth on Section 4.15(q) of the Disclosure Schedules, along with the dates indicating the period in which such Person was classified as such an entity for U.S. federal income tax purposes).
(r)    Each of the Company and its Subsidiaries (x) is a “United States person” (as defined in Section 7701(a)(30) of the Code), (y) is a resident for Tax purposes in the “United States” (as defined in Section 7701(a)(9) of the Code), and (z) is not nor has ever had any branch, agency, permanent establishment, or other taxable presence other than in the “United States” (as defined in Section 7701(a)(9) of the Code).
(s)    Each of the Company and its Subsidiaries has complied with any rules relevant to any applicable Tax holiday or similar or analogous Tax incentives, and neither such compliance nor such holiday or other incentive shall be negatively affected by the transactions contemplated by this Agreement.
(t)    Neither the Company nor any of its Subsidiaries has forgiven any debt (other than the write-off of certain accounts receivable or work in process in the ordinary course of business) or received forgiveness of any debt, in any taxable period.
(u)    Neither the Company nor any of its Subsidiaries is, or ever has been, a partnership described in Treasury Regulations Section 1.1445-11T(d)(1).
(v)    Neither the Company nor any of its Subsidiaries is or ever has been a “controlled foreign corporation” within the meaning of Code Section 957, a “passive foreign investment company” within the meaning of Code Section 1297 a “United States real property holding corporation” within the meaning of Code Section 897, or a “surrogate foreign corporation” within the meaning of Code Section 7874(a)(2)(B).
(w)    Each of the Company and its Subsidiaries has complied with applicable information reporting and record maintenance requirements in Code Sections 6038, 6038A, and 6038B and the Treasury Regulations thereunder (and any similar provision of state, local, or non-U.S. Law).
(x)    None of the assets of any of the Company and its Subsidiaries is subject to any Tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring

Exhibit 2.1

a partnership Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code. Each Seller represents that the Form W-9 it has provided to Buyer pursuant to Section 2.2(b)(vi)(L) of this Agreement is true, correct, and complete as of the Closing Date.
(y)    Each Seller acknowledges that Buyer is relying on such provided Form W-9, including for purposes of determining that no U.S. backup withholding is required in connection with the transfers contemplated by this Agreement.
All references to the Company or its Subsidiaries in this Section 4.15 shall include references to any Person which merged with and into or liquidated into the Company or such Subsidiary in a transaction in which tax attributes were carried over.
Section 4.16    Environmental Matters.
(a)    Each of the Company and its Subsidiaries, each is, and for the three years prior to the date hereof has been, in compliance in all material respects with all applicable Environmental Laws. None of the Company, any of its Subsidiaries, or any of its or their executive officers has received during the past three years prior to the date hereof, nor is there any basis for, any notice, request for information, communication or complaint from a Governmental Authority or other Person alleging that the Company or any of its Subsidiaries has any material liability under any Environmental Law or is not in compliance with any Environmental Law in any material respect.
(b)    Except in material compliance with applicable Environmental Laws, no Hazardous Substances are or have been present, and there is and has been no Release or threatened Release of Hazardous Substances nor any Remediation or corrective action of any kind relating thereto, on, in, at or under any properties (including any buildings, structures, improvements, soils or subsurface strata, surface water bodies or drainage ways, and ground waters thereof) (i) currently or formerly owned, leased or operated by or for the Company or any of its Subsidiaries or any predecessor company; (ii) to which the Company or any of its Subsidiaries has sent any Hazardous Substances; or (iii) with respect to which the Company or any of its Subsidiaries may be liable. No underground improvement, including any treatment or storage tank or water, gas or oil well, is or has been located on any property described in the foregoing sentence. The Company and its Subsidiaries have not disposed or arranged for disposal of, transported, stored, handled, or exposed any Person to Hazardous Substances as would reasonably be expected to give rise to material liability under any Environmental Law. There has been no Release of, threatened Release of or contamination by Hazardous Substances for which the Company or any of its Subsidiaries is actually, contingently, potentially or allegedly liable under any Environmental Law. Each of the Company and its Subsidiaries has developed and implemented internal controls, policies, and procedures designed to ensure material compliance with any applicable national, regional or local Environmental Laws, and the Company and its Subsidiaries enforce such controls, policies and procedures.
(c)    There is no pending or, to the Knowledge of the Company, threatened investigation by any Governmental Authority, nor any pending or, to the Knowledge of the Company, threatened Action with respect to the Company or any of its Subsidiaries relating to Hazardous Substances or otherwise under any Environmental Law.
(d)    Each of the Company and its Subsidiaries holds all Environmental Permits necessary for the operation of its normal business operations, and is and has for the three years prior to the date hereof been in compliance therewith. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require any notice to or consent of any Governmental Authority or other Person pursuant to any applicable Environmental Law or Environmental Permit or (ii) subject any Environmental Permit to suspension, cancellation, modification, revocation or nonrenewal.
(e)    The Company and its Subsidiaries have made available to the Buyer all Environmental Permits, audits and other material reports pertaining to compliance with Environmental Law and all “Phase I,” “Phase II” or other environmental reports in their possession, or to which they have reasonable access, addressing every location owned, operated or leased by the Company or any of its Subsidiaries.

Exhibit 2.1

(f)    For purposes of this Agreement:
(i)    “Environmental Laws” means: any Laws of any Governmental Authority relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, health, safety or natural resources.
(ii)    “Environmental Permits” means all Permits required under any Environmental Law.
(iii)    “Hazardous Substances” means: (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, and their state counterparts, as each may be amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) lead, polychlorinated biphenyls, perfluoroalkyl and polyfluoroalkyl substances, asbestos and radon; and (E) any pollutant, contaminant, substance, material, waste, or words of similar import regulated by any Governmental Authority pursuant to any Environmental Law.
(iv)    “Release” has the meaning set forth in Section 101(22) of CERCLA (42 U.S.C. § 9601(22)), but not subject to the exceptions in Subsections (A) and (D) of 42 U.S.C. § 9601(22).
(v)    “Remediation” means (A) any remedial action, remedy, response or removal action as those terms are defined in 42 U.S.C. § 9601, (B) any corrective action as that term has been construed pursuant to 42 U.S.C. § 6924, and (C) any measures or actions required or undertaken to investigate, assess, evaluate, monitor, or otherwise delineate the presence or Release of any Hazardous Substance in or into the environment or to prevent, clean up or minimize a Release or threatened release of Hazardous Substances.
Section 4.17    Material Contracts.
(a)    Except as set forth in Section 4.17(a) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract of the following nature (such Contracts, which are required to be set forth in Section 4.17(a) of the Disclosure Schedules, being “Material Contracts”):
(i)    all Contracts relating to capital expenditures or other purchases that, individually or in the aggregate, involve an annual expenditure by the Company or its Subsidiaries in excess of $150,000, except as set forth on Schedule A and for any Contract that can be terminated by such Company or its Subsidiaries upon not more than ninety days’ written notice without penalty;
(ii)    any Contract relating to or evidencing Indebtedness (including solely for purposes of this Section 4.17(a)(ii), notwithstanding the definition of Indebtedness, any letters of credit, whether drawn or undrawn and specifying the letter of credit number, the obligors, the issuing bank, the face amount, the expiry date, the credit or lease facility such letter of credit is required under, whether such letter of credit has been drawn, and if so, the drawn amount) or, other than Permitted Encumbrances, mortgaging, pledging or otherwise placing an Encumbrance on any of the assets or properties of the Company and or its Subsidiaries;
(iii)    any Contract pursuant to which the Company or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay contracts or keepwell agreements;
(iv)    any Contract with any Governmental Authority;
(v)    other than the organizational documents of the Company or its Subsidiaries, any Contract with any Related Party of the Company or any of its Subsidiaries;

Exhibit 2.1

(vi)    any Contract that limits, or purports to limit, the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company and its Subsidiaries to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;
(vii)    any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would prohibit or delay the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;
(viii)    any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company or any of its Subsidiaries), (A) any real property or (B) any tangible personal property (with or without services), that involves an aggregate future or potential liability or receivable with any Material Customer, as the case may be, in excess of $150,000;
(ix    any Contract for the sale or purchase of any real property, or for the sale or purchase of any tangible personal property in an amount in excess of $100,000 except for any Contract required to be disclosed pursuant to Section 4.17(a)(vii) and as set forth on Schedule A;
(x)    any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person, excluding indemnification provided by the Company or any of its Subsidiaries to customers in the ordinary course of business;
(xi)    any (A) Inbound License Agreement other than (1) a nonexclusive object code only license of commercially available “off-the-shelf” software, for an aggregate license fee of no more than $50,000 annually, (2) a license for Open Source Materials, and (3) Contracts including licenses for software preinstalled as a standard part of hardware or equipment purchased or used by the Company or its Subsidiaries; (B) Outbound License Agreement other than pursuant to non-exclusive agreements to provide the Company products and services to customers in the form of the Company’s standard contract entered into in the ordinary course of business consistent with past practice; or (C) Contract that limits the Company’s or any of its Subsidiaries’ rights to use, or enforce or register Intellectual Property owned, used, or held for use by the Company or any of its Subsidiaries, including covenants not to sue and co-existence agreements;
(xii)    any Contract relating to any joint venture, partnership or other similar agreement or arrangement;
(xiii)    any Contract providing for any merger, acquisition or disposition transaction involving any Person or any business unit or division thereof, or any other assets or liabilities that are material to the Company or its Subsidiaries;
(xiv)    any Contract with any labor union;
(xv)    any Contract relating to settlement or other final disposition of any Action since January 1, 2023;
(xvi)    any hedging, futures, options or other derivative Contract;
(xvii)    any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company or
(xviii) any of its Subsidiaries, in each case, that remain unsatisfied as of immediately prior to the execution of this Agreement; or any Contract that results in any Person holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company, any of its Subsidiaries or its or their respective businesses other than in the ordinary course of business.
(b)    Each Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect and will continue to be in full force and effect on identical terms immediately

Exhibit 2.1

following the date hereof. None of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party is in breach or violation of, or (with or without notice or lapse of time or both) default under, any Material Contract in any material respect, nor has the Company or any of its Subsidiaries received any written claim or notice of any such breach, violation or default. The Company has delivered or made available to the Buyer true and complete copies of all Material Contracts, including any amendments thereto.
Section 4.18    Affiliate Interests and Transactions.
(a)    No: (i) Related Party of the Sellers Representative, the Company or any of its Subsidiaries owns or has owned, directly or indirectly, any equity or other financial or voting interest in any material competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or any of its Subsidiaries or its or their business greater than five percent; (ii) Seller owns or has owned for the three years prior to the date hereof, directly or indirectly, or has or has had any interest in any property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries; (iii) Seller has or has had any business dealings or a financial interest in any transaction with the Company or any of its Subsidiaries or involving any assets or property of the Company or any of its Subsidiaries, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) Seller, except as disclosed in Section 4.18(a) of the Disclosure Schedules, is or has been employed by the Company or its Subsidiaries. Ownership of securities that are registered under the Exchange Act representing 5% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 4.18.
(b)    Except for this Agreement and as set forth in Section 4.18(b) of the Disclosure Schedules, there are no Contracts by and between the Company or any of its Subsidiaries, on the one hand, and any Related Party of the Company or any of its Subsidiaries, on the other hand, pursuant to which such Related Party provides or receives any information, assets, properties, support or other services to or from the Company or any of its Subsidiaries (including Contracts relating to billing, financial, tax, accounting, data processing, human resources, administration, legal services, information technology and other corporate overhead matters).
(c)    Except as set forth in Section 4.18(c) of the Disclosure Schedules, there are no outstanding notes payable to, accounts receivables from or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of the Sellers or the Company or any of its Subsidiaries. Since the date of the Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of the Sellers or the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 4.19 Insurance. Section 4.19 of the Disclosure Schedules sets forth a true and complete list of all casualty, directors and officers liability, general liability, workers compensation, product liability and all other types of insurance policies maintained by the Company or any of its Subsidiaries, together with the carriers and liability limits for each such policy, and any claims made under each such policy during the three years prior to the date hereof. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. None of the Company or any of its Subsidiaries has received written notice of, nor to the Knowledge of the Company is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. Section 4.19 of the Disclosure Schedules identifies which insurance policies are “occurrence” or “claims made” and which Person is the policy holder. All material insurable risks in respect of the business and assets of the Company and its Subsidiaries are covered by such insurance policies and the types and amounts of coverage provided therein are usual and customary in the context of the business and operations in which the Company and its Subsidiaries are engaged. The activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such

Exhibit 2.1

insurance policies. The consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not cause a cancellation or reduction in the coverage of such policies.
Section 4.20    Data Privacy and Cybersecurity.
(a)    The Company and its Subsidiaries, and, to the Knowledge of the Company, all Persons that Process or have Processed Personal Information on their behalf, are in compliance, and for the past three years have been in compliance, in all material respects with all applicable Data Protection Requirements. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice, or is currently or has ever been subject to any audit or investigation, in each case regarding the Processing of Personal Information or alleging a violation of any Data Protection Requirements.
(b)    The Company and its Subsidiaries have established, implemented, and at all times maintained appropriate technical, physical, administrative and organizational measures and policies, including in material compliance with all data security requirements under applicable Data Protection Requirements, designed to protect the confidentiality, integrity, availability and security of all Company data and all Personal Information that is Processed by or on behalf of the Company or any of its Subsidiaries and designed to protect against unlawful, accidental or unauthorized access thereto or use, disclosure, acquisition, exfiltration, theft, loss, alteration, modification, corruption, destruction, or unavailability thereof. The Company and its Subsidiaries have routinely monitored and assessed security risks and timely remediated material threats, deficiencies, weaknesses and vulnerabilities identified by such monitoring and assessments, and, to the Knowledge of the Company, there are no outstanding material threats, deficiencies, weaknesses or vulnerabilities. All material deficiencies, weaknesses and vulnerabilities identified by such tests have been remediated in all material respects.
(c)    Neither the Company nor any of its Subsidiaries have experienced any breach of security, or any compromise of the integrity or availability of any Personal Information, in which any Personal Information that is or was Processed by or on behalf of the Company or any of its Subsidiaries was unlawfully or without authorization accessed, used, disclosed, acquired, exfiltrated, stolen, lost, altered, modified, corrupted, destroyed or rendered unavailable (a “Security Incident”). Neither the Company nor any of its Subsidiaries has notified or been required by any Data Protection Requirement to notify Person (including any Governmental Authority) of a Security Incident.
(d)    The performance of this Agreement will not violate, or require any notices to (or consents from) any Person under, any Data Protection Requirements in any material respect. Immediately following the Closing, the Buyer and the Company and its Subsidiaries will have the right to Process, on materially the same terms and conditions as those in effect prior to the Closing, all Personal Information that was Processed by or on behalf of the Company or its Subsidiaries prior to the Closing.
(e)    The Company and its Subsidiaries have established, maintained and enforced appropriate policies and procedures for the use of artificial intelligence and automated decision-making technology by the Company’s and its Subsidiaries’ employees, agents and contractors. Neither the Company nor any of its Subsidiaries have used or are currently using, including through the Company’s or any of its Subsidiaries’ use of products or services licensed from or otherwise provided by a third-party vendor, artificial intelligence or automated decision-making technology (i) as a component of or in the development, deployment, or provision of any of the Company’s or any of its Subsidiary’s products or services, (ii) for high-risk purposes, including significant or consequential decisions concerning a Person or profiling of a Person, or (iii) to develop any Intellectual Property in a manner that would materially affect the Company’s or its Subsidiaries’ ownership or rights therein.
Section 4.21     Customers and Suppliers.
(a)    Section 4.21(a) of the Disclosure Schedules sets forth a true and complete list of (i) the top 15 customers of the Company and its Subsidiaries (based on consolidated revenue of the Company for the 12 months ended December 31, 2025) (the “Material Customers”), (ii) the amount for which each such customer was invoiced during such period, and (iii) the percentage of the consolidated total revenue of the Company and its Subsidiaries represented by revenue to each such customer during such period.

Exhibit 2.1

Neither the Company nor any of its Subsidiaries has received any written notice or has any reason to believe that any of such customers (A) has ceased or substantially reduced, or will cease or substantially reduce, use of products or services of the Company or its Subsidiaries or (B) has sought, or is seeking, to materially reduce or renegotiate the price it will pay for the services of the Company or its Subsidiaries. To the Knowledge of the Company, none of such customers has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.
(b)    Section 4.21(b) of the Disclosure Schedules sets forth a true and complete list of (i) the top 15 suppliers of the Company and its Subsidiaries (based on aggregate purchases by the Company and its Subsidiaries for the 12 months ended December 31, 2025), and (ii) the amount for which each such supplier invoiced the Company or such Subsidiary during such period. Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral notice or has any reason to believe that there has been any material adverse change in the price of such supplies or services provided by any such supplier, or that any such supplier will not sell supplies or services to the Company and its Subsidiaries at any time after the date hereof on terms and conditions substantially the same as those used in its current sales to the Company and its Subsidiaries, subject to general and customary price increases. To the Knowledge of the Company, no such supplier has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.
Section 4.22    Inventories. The inventories of the Company and each of its Subsidiaries, whether reflected on the Balance Sheet or subsequently acquired, are generally of a quality and quantity usable and/or salable at customary gross margins in the ordinary course of business. The inventories of the Company and its Subsidiaries are reflected on the Balance Sheet and in the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a basis consistent with past practice (except as described in the notes to the Balance Sheet). The inventory is adequate for the conduct of the business of the Company and its Subsidiaries and inventory levels are not in excess of normal operating requirements of the Company and its Subsidiaries.
Section 4.23    Accounts Receivable. All accounts receivable reflected on the Balance Sheet or to be reflected on the Closing Balance Sheet represent or will represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business. As of the date hereof, all accounts receivable are current and, to the Knowledge of the Company, collectible net of the respective reserves shown on the Balance Sheet or to be shown on the Closing Balance Sheet (which reserves (a) are adequate and calculated consistent with past practice, (b) in the case of reserves on the Closing Balance Sheet, will not represent a greater percentage of accounts receivable as of the Closing than the reserve reflected on the Balance Sheet represented of the accounts receivable reflected therein and (c) will not represent a change in the composition of such accounts receivable in terms of aging). Subject to such reserves, each account receivable either has been or, to the Knowledge of the Company, will be collected in full, without any set-off, within 90 days from the Closing. There is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Contract with any obligor of any accounts receivable related to the amount or validity of such accounts receivable, and, to the Knowledge of the Company, no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.
Section 4.24    Bank Accounts; Powers of Attorney. Section 4.24 of the Disclosure Schedules sets forth a true and complete list of (a) all bank accounts or safe deposit boxes under the control or for the benefit of the Company or any of its Subsidiaries, (b) the names of all persons authorized to draw on or have access to such accounts and safe deposit boxes and (c) all outstanding powers of attorney or similar authorizations granted by the Company or any of its Subsidiaries, copies of which have been furnished to the Buyer.
Section 4.25    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Sellers, the Company or any of its Subsidiaries.

Exhibit 2.1

Section 4.26    No Other Representations or Warranties. Except for the representations and warranties of the Sellers, the Company and its Subsidiaries set forth in this Agreement, the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby, none of the Sellers, the Company or any of its Subsidiaries or any other Person, whether or not acting on behalf of any of the foregoing, makes any other representation or warranty, express or implied, either written or oral, regarding the Sellers, the Company or its Subsidiaries or otherwise in connection with this Agreement and the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in any Buyer SEC Filing (as defined below) that is publicly available prior to the date of this Agreement (excluding any disclosures set forth in any such Buyer SEC Filing in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, cautionary, predictive or forward-looking in nature, other than historical facts included therein), the Buyer hereby represents and warrants to each Seller as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) as follows:
Section 5.1    Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado, and has full power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.
Section 5.2    Authority. The Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and each of the Ancillary Agreements to which the Buyer is a party have been duly executed and delivered by the Buyer, and, assuming due execution and delivery by each of the other parties hereto and thereto, each of this Agreement and such Ancillary Agreements constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).
Section 5.3    No Conflict; Required Filings and Consents.
(a)    The execution, delivery and performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not:
(i)    conflict with or violate the certificate of incorporation or bylaws of the Buyer;
(ii)    conflict with or violate any Law applicable to the Buyer; or
(iii)    result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under or require any consent of any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties under, require the offering or making of any payment or redemption under, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person under, or otherwise adversely affect any rights of the Buyer under any Contract to which the Buyer is bound;

Exhibit 2.1

except, in the case of the foregoing clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that do not, individually or in the aggregate, materially impair the ability of the Buyer to consummate, or prevent or materially delay, any of the transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so.
(b)    The Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required under the U.S. federal securities Laws, (ii) any filings or listing applications with a national securities exchange with respect to the issuance of the Buyer Common Shares hereunder, and (iii) such other notices, authorizations, approvals, orders, permits or consents the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to materially impair, or prevent or materially delay, the ability of the Buyer to consummate the transactions contemplated by this Agreement or any Ancillary Agreement.
Section 5.4     Financing. The Buyer has sufficient funds to permit the Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 5.5    Capitalization.
(a)    As of June 10, 2026, the authorized capital of Buyer consisted solely of (i) 30,000,000 shares of common stock, par value $0.01 per share, of which 12,634,618 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were issued and outstanding.
(b)    All of the issued and outstanding Buyer Common Shares are duly authorized and validly issued in accordance with the organizational documents of the Buyer, are fully paid and non-assessable, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.
(c)    Except as set forth on Section 5.5(c) of the Disclosure Schedules, there are no preemptive rights or, except as disclosed in the Buyer SEC Filings (as defined below), other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate the Buyer to issue or sell any equity interests of the Buyer or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in the Buyer, and, except as disclosed in the Buyer SEC Filings, no securities or obligations evidencing such rights are authorized, issued or outstanding.
(d)    The Buyer does not have any outstanding bonds, debentures, notes, or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in the Buyer on any matter pursuant to such outstanding bonds, debentures, notes or other obligations.
Section 5.6    Listing Exchange. The Buyer Common Shares are listed on the New York Stock Exchange (the “NYSE”), and the Buyer has not received any notice of delisting from the NYSE. No judgment, order, ruling, decree, injunction, or award of any securities commission or similar securities regulatory authority or any other Governmental Authority, or of the NYSE, preventing or suspending trading in any securities of the Buyer has been issued, and no proceedings for such purpose are, to the Buyer’s knowledge, pending, contemplated or threatened. The Buyer has taken no action that is designed to terminate the registration of the Buyer Common Shares under the Securities Exchange Act of 1934 (the “Exchange Act”).
Section 5.7    Issuance of the Buyer Common Shares. The Buyer represents that the Aggregate Stock Closing Consideration issued hereunder are duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Encumbrances (other than those arising under securities Laws or created by the Sellers), and have not been issued in violation of any preemptive right, purchase option, call option, right of first refusal or similar options or rights or, assuming the accuracy of the representations

Exhibit 2.1

in Section 3.5, in violation of the Securities Act and any applicable state securities Laws. The Buyer has a sufficient number of Buyer Common Shares authorized for issuing the Aggregate Stock Closing Consideration.
Section 5.8    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Buyer.
Section 5.9     Investment Intent. The Buyer is acquiring the Equity Interests for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Equity Interests in a manner that would violate the registration requirements of the Securities Act.
Section 5.10    Reports. Buyer’s Annual Reports on Form 10-K for the years ended December 31, 2023, 2024 and 2025, and all other reports, registration statements, definitive proxy statements or information statements filed by it subsequent to December 31, 2024, under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or as thereafter amended prior to the date hereof (collectively, the “Buyer SEC Filings”) with the United States Securities and Exchange Commission (the “SEC”), as of the date filed or amended prior to the date hereof, as the case may be, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited or unaudited financial statements included in the Buyer SEC Filings, including any notes thereto or schedules, (x) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or the omission of notes to the extent permitted by Regulation S-K or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and subject, in the case of interim financial statements, to normal and recurring year-end adjustments, and (y) fairly present in all material respects the financial position, results of operations and cash flows of the Buyer as at the respective dates thereof and for the respective periods indicated therein.
Section 5.11    Internal Controls.
(a)    The Buyer has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Buyer in the reports it files or submits to the SEC under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that such material information is accumulated and communicated to the Buyer’s management as appropriate to allow timely decisions regarding required disclosure.
(b)    Since January 1, 2024, (i) there have not been any changes in the Buyer’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are reasonably likely to materially affect the Buyer’s internal control over financial reporting; (ii) the Buyer has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Buyer’s outside auditors and the audit committee of the Buyer’s board of directors any “significant deficiency” or “material weakness” in the design or operation of the Buyer’s internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Buyer’s ability to record, process, summarize, and report financial information; and (iii) none of the Buyer, the Buyer’s outside auditors or the audit committee of the board of directors of the Buyer has received any oral or written notification of any fraud, whether or not material, that involves management or other employees of the Buyer who have a significant role in the Buyer’s internal control over financial reporting.
Section 5.12    No Other Representations or Warranties. Except for the representations and warranties of the Buyer set forth in this Agreement, the Ancillary Agreements and any schedule, certificate or other document delivered pursuant hereto or in connection with the transactions

Exhibit 2.1

contemplated hereby, neither the Buyer nor any other Person, whether or not acting on behalf of any of the foregoing, makes any other representation or warranty, express or implied, either written or oral, regarding the Buyer, the Buyer Common Shares or otherwise in connection with this Agreement and the transactions contemplated hereby.
ARTICLE VI
COVENANTS
Section 6.1    Waiver and Release. Each of the Sellers and the Sellers Representative (on behalf of each of them and each such Person’s successors and assigns) (collectively, the “Seller Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Buyer, its Affiliates (including the Company and its Subsidiaries), and its and their respective current and former direct and indirect equityholders, members, directors, managers, partners (limited and general), officers, employees, agents, Representatives and their respective successors and assigns (collectively, the “Seller Releasees”) from any and all Actions, claims, charges, complaints, causes of action, damages, losses, costs, expenses and liabilities of any kind or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, and whether at law or in equity, that such Seller Releasor has, had, or may have, in any capacity, against any Seller Releasee, whether directly or derivatively through another Person, arising contemporaneously with or prior to the transactions contemplated by this Agreement, or on account of, arising out of or related to any act, omission, transaction, matter, cause or event occurring contemporaneously with or up to and including the date hereof arising out of or related to the Company, its Subsidiaries, its or their respective Affiliates and its or their respective officers, directors and Representatives; provided, that nothing contained in this Section 6.1 shall be deemed to limit (i) any rights pursuant to this Agreement or any Ancillary Agreement, including the Royalty Agreement, or (ii) any rights to indemnification or advancement of expenses to which the current and former directors and officers of the Company or any of its Subsidiaries are entitled pursuant to this Agreement or the certificate of formation or equivalent governing documents of the Company or any of its Subsidiaries; provided, further, that each Seller Releasor agrees not to make, and to waive any claim for, indemnification, advancement of expenses, exculpation or contribution from any Seller Releasee under the certificate of formation or equivalent governing documents of the Company or any of its Subsidiaries, or any indemnification agreement, arrangement or understanding with any Seller Releasee, arising out of or related to any dispute between any Seller Releasee, on the one hand, and a Seller Releasor (acting in any capacity), on the other hand, with respect to any matter arising out of or related to this Agreement or any Ancillary Agreement, other than as may be specifically provided for in Article VIII herein.
Section 6.2    [Intentionally Omitted]
Section 6.3    Confidentiality.
(a)    For a period of three years following the date hereof, the Sellers shall not, and each Seller shall cause its Affiliates and the respective Representatives of such Seller and its Affiliates not to, use for its or their own benefit or divulge or convey to any third party, any Confidential Information; provided, however, that each Seller or its Affiliates may furnish such portion (and only such portion) of the Confidential Information as such Seller or such Affiliate reasonably determines it is legally obligated to disclose if: (i) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority; (ii) to the extent not inconsistent with such request, it notifies the Buyer of the existence, terms and circumstances surrounding such request and consults with the Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; (iii) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information; and (iv) disclosure of such Confidential Information is required to prevent such Seller or such Affiliate from being held in contempt or becoming subject to any other penalty under applicable Law. For purposes of this Agreement, “Confidential Information” consists of all information and data relating to the Company or its Subsidiaries or the transactions contemplated hereby (other than data or information that is or becomes available to the public other than as a result of a breach of this Section 6.3).

Exhibit 2.1

(b)    Effective as of the Closing, each Seller hereby assigns to the Buyer all of such Seller’s right, title and interest in and to any confidentiality agreements entered into by such Seller (or its Affiliates or Representatives) and each Person (other than the Buyer and its Affiliates and Representatives) who entered into any such agreement or to whom Confidential Information was provided in connection with a business combination involving the Company or its Affiliates. From and after the Closing, each Seller will take all actions reasonably requested by the Buyer in order to assist in enforcing the rights so assigned. Each Seller shall use its commercially reasonable efforts to cause any such Person to return to such Seller any documents, files, data or other materials constituting Confidential Information that was provided to such Person in connection with the consideration of any such business combination.
Section 6.4    Further Assurances.
(a)    The Sellers and the Buyer agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Company or any of its Subsidiaries any right or benefit under any lease, license, commitment or other Contract to which the Company or any of its Subsidiaries is a party is not obtained prior to the Closing, the Sellers shall, subsequent to the Closing, cooperate with the Buyer, the Company and its Subsidiaries in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.
(b)    From time to time after the Closing, and for no further consideration, each of the parties shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.
Section 6.5    Public Announcements. No Seller shall, and each shall cause its respective Affiliates and its and their Representatives not to, issue any press release or make any other public statement with respect to this Agreement or the transactions contemplated hereby without first consulting with the Buyer, giving the Buyer a reasonable opportunity to review and comment upon such proposed disclosure, and obtaining the prior written consent of the Buyer to such proposed disclosure.
Section 6.6    Books and Records. Each Seller acknowledges and agrees that from and after the Closing, the Buyer will be entitled to the originals of all books and records of the Company and its Subsidiaries. At the Closing, the Sellers Representative will promptly cause to be delivered to the Buyer such originals or copies of all books and records of the Company and its Subsidiaries or otherwise confirm such books and records are located at the offices of the Company and its Subsidiaries, as requested by the Buyer. The Buyer agrees that it shall, and shall cause the Company and its Subsidiaries to, use reasonable best efforts to preserve and keep the books and records of the Company and its Subsidiaries in existence as of the Closing for a period of six years after the date hereof. The Buyer shall cooperate in all reasonable respects with the Sellers and will make available to the Sellers, during normal business hours, the books and records of the Company and its Subsidiaries which relate to any period that includes or precedes the date hereof and which are necessary in connection with the preparation or filing of any Tax Return, audit or similar investigation or any dispute, arbitration or litigation, or in order to enable any Seller to comply with its obligations under this Agreement or the Ancillary Agreements.
Section 6.7    Indemnification and Insurance.
(a)    The Buyer agrees that all rights to indemnification for acts or omissions occurring prior to the date hereof now existing in favor of the current or former directors, officers and other fiduciaries of the Company or any of its Subsidiaries (collectively, the “Directors”) as provided as of the date hereof in the certificate of formation or equivalent governance documents of the Company or any of its Subsidiaries or in any contractual indemnification agreements or other indemnification arrangements between the Company or any of its Subsidiaries and any Director shall survive the transactions contemplated by this Agreement and the Ancillary Agreements and shall continue in full force and effect in accordance with their terms for a period of not less than six years from the date hereof. The Buyer shall not, and shall cause its Affiliates (including the Company and its Subsidiaries after the Closing) not to,

Exhibit 2.1

repeal such Contracts or arrangements in any manner that would adversely affect the rights of the Directors thereunder.
(b)    In the event the Buyer, the Company or any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Buyer, the Company or any of its Subsidiaries, as the case may be, shall assume all of the obligations set forth in this Section 6.7 as a condition to the consummation of any such transaction.
(c)    The obligations of the Buyer under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Director to whom this Section 6.7 applies without the consent of such Director so adversely affected.
Section 6.8    Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act to allow the Sellers to sell or transfer the Aggregate Stock Closing Consideration six months from the Closing Date, Buyer shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) to the extent required from time to time to enable Sellers to sell the Aggregate Stock Closing Consideration without registration under the Securities Act pursuant to Rule 144, and to take such further action as a Seller may reasonably request, all to the extent required from time to time to enable the Sellers to sell the Aggregate Stock Closing Consideration without registration under the Securities Act within the limitations of the exemption provided by Rule 144, including providing (i) opinion(s) of counsel, at the Buyer’s sole cost and expense, as may be reasonably necessary in order for each Seller to avail itself of Rule 144 to allow a Seller to sell such Aggregate Stock Closing Consideration without registration, and (ii) any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to remove any applicable Securities Act legend or restriction that may be placed on the Aggregate Stock Closing Consideration; provided that Buyer may, in its discretion, require letters of representation from such Sellers and any applicable custodians/brokers prior to the delivery of such opinion. Buyer agrees to authorize its counsel upon instruction from Sellers’ counsel to take such action, subject to Rule 144, to enable the Sellers to sell the Aggregate Stock Closing Consideration promptly upon written notice thereof after the expiration of such six-month period from Closing.

ARTICLE VII
TAX MATTERS
Section 7.1    Tax Returns.
(a)    The Sellers and their respective Affiliates shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company and its Subsidiaries for income Taxes that are imposed on a “flow-through” basis for Tax periods ending on or prior to the date hereof (“Pre-Closing Flow-Through Returns”) and shall be solely responsible for and shall pay or cause to be paid all Taxes shown as due thereon.
(b)    Following the Closing, the Buyer will cause to be prepared and timely filed all Tax Returns (other than Pre-Closing Flow-Through Returns) required to be filed by the Company and each of its Subsidiaries first required to be filed after the date hereof (taking into account extensions of time to file) except to the extent such Tax Returns are actually filed prior to the date hereof, and shall pay or cause to be paid all Taxes shown as due thereon.
Section 7.2    Cooperation. The Buyer and the Sellers Representative shall cooperate fully, and shall cause their respective Affiliates to cooperate fully, as and to the extent reasonably requested by either the Buyer or the Sellers Representative, in connection with the filing of Tax Returns pursuant to this Article VII and any audit, litigation or other proceeding (each a “Tax Proceeding”) with respect to such Tax Returns. Such cooperation shall include the retention and (upon the Buyer’s or the Sellers

Exhibit 2.1

Representative’s request) the provision of records and information which are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
Section 7.3    Transfer Taxes. In the event that any Transfer Taxes (but, for the avoidance of doubt, not any Taxes based on or measured by income) are imposed in connection with this Agreement or the transactions contemplated hereby, the Sellers, severally and not jointly, in accordance with each such Seller’s Pro Rata Share, on the one hand, and the Buyer, on the other hand, shall each be liable for 50% of any and all Transfer Taxes. The Sellers Representative and the Buyer agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to remit and/or minimize the amount of any Transfer Taxes. If any Seller is required by Law to pay any such Transfer Taxes, the Buyer shall promptly reimburse such Seller within ten days of receipt of written request from such Seller for 50% of such Transfer Taxes. If the Buyer is required by Law to pay any such Transfer Taxes, the Sellers, severally and not jointly, in accordance with each such Seller’s Pro Rata Share, shall promptly reimburse the Buyer within ten days of receipt of written request from the Buyer for 50% of such Transfer Taxes. The Buyer shall timely prepare and file any Tax Returns required in respect of Transfer Taxes.
Section 7.4    Pre-Closing Period Proration. For purposes of this Agreement, income Taxes for the Pre-Closing Period ending on the date hereof shall be determined based on an actual closing of the books used to calculate such Taxes as if such Tax period ended as of the close of business on the date hereof. In the case of exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions computed as if the date hereof was the last day of the Pre-Closing Period) shall be allocated between the portion of the Pre-Closing Period ending on the date hereof and the portion of the Pre-Closing Period thereafter in proportion to the number of days in each such portion.
Section 7.5    Intended Tax Treatment. The parties hereto intend for U.S. federal and applicable state and local income tax purposes that the purchase and sale of the Equity Interests will be treated by the Sellers as the purchase and sale of the equity interests of the Sellers in the Company and by the Buyer as the purchase of all the assets of the Company (the “Intended Tax Treatment”), in accordance with IRS Revenue Ruling 99-6, Situation 2. The parties hereto shall act for all tax purposes, including filing Tax Returns, consistently with the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code.

ARTICLE VIII
GENERAL PROVISIONS
Section 8.1    Non-Survival of Representations and Warranties and Certain Covenants.
(a)    Each of the representations and warranties and the covenants and agreements (to the extent such covenant or agreement contemplates or requires performance by a party on or prior to the Closing) of the parties set forth in this Agreement or in any other document contemplated hereby, or in any certificate delivered hereunder or thereunder, will terminate effective immediately as of the Closing, such that, other than in connection with Fraud, no claim for breach of any such representation, warranty, covenant or agreement, detrimental reliance or other right or remedy (whether in contract, in tort or at Law or in equity) may be brought with respect thereto after the Closing to the extent arising under or based upon this Agreement. Each covenant and agreement that explicitly contemplates performance, in whole or in part, after the Closing, will, in each case and to such extent, expressly survive the Closing in accordance with its terms, and no party shall have any liability or other obligation with respect to any such surviving covenant after the applicable survival period of such surviving covenant, it being understood that nothing in this Section 8.1 will be deemed to limit any rights or remedies of any Person for breach of any such surviving covenant or agreement until fully performed. Except for claims for Fraud, Buyer acknowledges that the R&W Policy is being obtained at Closing for coverage of each of the Sellers’ indemnification obligations pursuant to the representations and warranties of the Company and its Subsidiaries and the Sellers contained in this Agreement. Notwithstanding anything to the contrary in this Agreement, with

Exhibit 2.1

respect to any and all losses that arise from, are based upon, are related to or are associated with any breach of, or inaccuracy in, any of the representations or warranties made by the Company and/or its Subsidiaries and/or any Sellers, the Buyer’s sole and exclusive recourse for the indemnification obligations under this Agreement, except in the case of Fraud, shall be limited to claims against the R&W Policy. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement, including this Section 8.1, shall in any way limit the Buyer or its Affiliates from making any claims or receiving any recoveries under the R&W Policy, whether for breaches under this Agreement or any other claim that may be permitted to be made under the R&W Policy.
(b)    The Buyer and Sellers acknowledge and agree that the agreements contained in this Section 8.1 are an integral part of the transactions contemplated hereby and that, without the agreements set forth in this Section 8.1, none of the parties would enter into this Agreement.
Section 8.2    Fees and Expenses. Except as otherwise provided herein, all fees and expenses (including legal, accounting, consulting, and investment advisory fees and expenses) incurred in connection with or related to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses; provided, that Transaction Expenses shall be borne and paid as provided in this Agreement. The Buyer, on the one hand, and the Sellers, on the other hand, shall each bear fifty percent (50%) of the amounts charged by the insurance company and the broker associated with obtaining the R&W Policy. The Sellers shall not be responsible for any other costs and expenses associated with obtaining the R&W Policy, including fees and expenses (including legal, accounting, consulting, and investment advisory fees and expenses) related to the Buyer’s due diligence and any resulting creation, presentation and delivery of the due diligence memorandum used in connection with obtaining the R&W Policy.
Section 8.3 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.
Section 8.4    Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Exhibit 2.1

Section 8.5    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e‑mail, upon written confirmation of receipt by e‑mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, and (d) if sent by email, the date on which it is received (unless a “bounceback” message is received). All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)    if to the Sellers, to:
Mule Deer Sky LLC
909 Wirt Road
Houston, TX 77024
Attention: Robert Herrin III
Email:
bherrin@tricresources.com;
steve@nuecespartners.com
with a copy (which shall not constitute notice) to:
CBurke Legal PLLC
3104 Georgetown St
Houston TX 77005
Attention: Carol Burke
E-mail: carol@cburkelegal.com
(ii)    if to the Buyer or the Company, to:
Natural Gas Services Group, Inc.
601 State Street, Suite 400
Southlake, Texas 76092
Attention: Justin Jacobs;
Ian Eckert E-mail: Justin.Jacobs@ngsgi.com; Ian.Eckert@ngsgi.com with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Attention: Tull R. Florey
Email: TFlorey@gibsondunn.com
(iii)    if to the Sellers Representative, to:
Mule Deer Sky LLC
1920 Nacogdoches Road
San Antonio, TX 78209
Attention: Steve Dutton
E-mail: steve@nuecespartners.com
with a copy (which shall not constitute notice) to:
CBurke Legal PLLC
3104 Georgetown St

Exhibit 2.1

Houston TX 77005
Attention: Carol Burke
E-mail: carol@cburkelegal.com

Section 8.6    Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. References to documents or other materials “provided” or “made available” to the Buyer shall mean that such documents or other materials were present at least two Business Days prior to the date of this Agreement in the on-line data room maintained by the Sellers and the Company for purposes of the transactions contemplated herein and accessible by Buyer.
Section 8.7     Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements and the Confidentiality Agreement, dated as of January 28, 2026, between Flatrock Compression LLC and Buyer, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.
Section 8.8    No Third-Party Beneficiaries. Except as provided in Section 6.1, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Section 8.9    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Texas, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Texas.
Section 8.10    Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against the other party shall be brought and determined in the Texas Business Court, Division IB in the State of Texas located in Dallas County, Texas; provided, that if jurisdiction is not then available in such court, then any such legal action or proceeding may be brought in any federal court located in the State of Texas in Dallas County (the United States District Court for the Northern District of Texas, Dallas Division) or any other Texas state courts located in Dallas County, Texas. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Texas, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Texas as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument

Exhibit 2.1

that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Texas as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, the parties agree that disputes with respect to the matters referenced in Section 2.4 shall be resolved by the Independent Accounting Firm as provided therein.
Section 8.11    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that the Buyer may assign any of its rights under this Agreement, including its rights to acquire the Equity Interests, to any Affiliate of the Buyer without the prior consent of the Sellers; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
Section 8.12    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Texas Business Court, Division IB in the State of Texas located in Dallas County, Texas; provided, that if such court lacks subject matter jurisdiction, then in any federal court located in the State of Texas in Dallas County (the United States District Court for the Northern District of Texas, Dallas Division) or any other Texas state courts located in Dallas County, Texas, this being in addition to any other remedy to which such party is entitled at Law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security as a prerequisite to obtaining equitable relief.
Section 8.13    Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement.
Section 8.14    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
Section 8.15    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.16    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Exhibit 2.1

Section 8.17    Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature electronic transmission (including in portable document format (PDF) and/or DocuSign) and a facsimile or .pdf signature electronic transmission (including in portable document format (PDF) and/or DocuSign) shall constitute an original for all purposes.
Section 8.18    Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
Section 8.19    No Presumption Against Drafting Party. The Buyer and each of the Sellers acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
Section 8.20    Waiver and Consent. Each of the Sellers, the Sellers Representative (in its capacity as a party to the Company LLC Agreement and the Manager under the Management Holdco LLC Agreement), Management Holdco and the Company hereby waives compliance by any such Persons with Section 8.2 and 8.3 of the Company LLC Agreement and any and all other restrictions on transfer, actions and requirements pursuant to the Company LLC Agreement and the Management Holdco LLC Agreement to effect and consummate, and hereby consents to and approves, (i) the purchase and redemption of the Management Class A Units and Management Incentive Units (each as defined in the Management Holdco LLC Agreement) by Management Holdco pursuant to the Redemption Agreements dated the date hereof between Management Holdco and each holder of Management Class A Units and Management Incentive Units and (ii) the transfer of the underlying Class A Units and Class C Units to Buyer hereunder.
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Exhibit 2.1

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER
NATURAL GAS SERVICES GROUP, INC.
By:_________________
Name:
Title:

Exhibit 2.1

COMPANY
FLATROCK COMPRESSION HOLDINGS LLC
By:_________________
Name: B.J. Ellis, Jr.
Title: President

SELLERS

[SELLERS SIGNATURE BLOCKS TO BE POPULATED]

SELLERS REPRESENTATIVE
MULE DEER SKY LLC
By:_________________
Name: Steve Dutton
Title: President